                                     EXHIBIT  2.1

    Asset Purchase Agreement dated November 29, 1997 by and between SeraCare Acquisitions, Inc. (as Buyer), and American Plasma Management, Inc., American
    Plasma Reno Inc. and American Plasma Systems, Inc., (as Seller)

                               ASSET PURCHASE AGREEMENT

                                        dated

                                  November 29, 1997

                                    by and between

                             SeraCare Acquisitions, Inc.
                                     (as Buyer),

                                         and

                          American Plasma Management, Inc.,
                            American Plasma Reno Inc. and
                            American Plasma Systems, Inc.,
                                     (as Seller)

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----
ARTICLE I     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1
    1.1       Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II    SALE OF ASSETS, ASSUMPTION OF CERTAIN
              LIABILITIES AND RELATED TRANSACTIONS . . . . . . . . . . . 1
    2.1       Purchase and Sale of Assets. . . . . . . . . . . . . . . . 1
    2.2       Assumption of Certain Liabilities. . . . . . . . . . . . . 2
    2.3       Purchase Price . . . . . . . . . . . . . . . . . . . . . . 2
    2.4       Continued Plasma Collection. . . . . . . . . . . . . . . . 2
    2.5       Closing Cutoff Procedures. . . . . . . . . . . . . . . . . 2

ARTICLE III   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . 3
    3.1       Closing Date . . . . . . . . . . . . . . . . . . . . . . . 3
    3.2       Items to be Delivered at the Closing By
              Seller . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    3.3       Items to be Delivered at the Closing by
              Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF
              SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    4.1       Organization and Related Matters . . . . . . . . . . . . . 4
    4.2       Authorization; No Conflicts. . . . . . . . . . . . . . . . 4
    4.3       Financial Statements; Changes; Contingencies . . . . . . . 5
    4.4       Tax and other Returns and Reports. . . . . . . . . . . . . 5
    4.5       Assumed Contracts. . . . . . . . . . . . . . . . . . . . . 6
    4.6       Title to and Condition of Purchased Assets . . . . . . . . 6
    4.7       Leases; Real Property. . . . . . . . . . . . . . . . . . . 6
    4.8       Legal Proceedings. . . . . . . . . . . . . . . . . . . . . 7
    4.9       Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 7
    4.10      Permits. . . . . . . . . . . . . . . . . . . . . . . . . . 7
    4.11      No Brokers or Finders. . . . . . . . . . . . . . . . . . . 7
    4.12      Inventory. . . . . . . . . . . . . . . . . . . . . . . . . 8
    4.13      Intellectual Property. . . . . . . . . . . . . . . . . . . 8
    4.14      HBsAG Donors . . . . . . . . . . . . . . . . . . . . . . . 8
    4.15      Operating Centers. . . . . . . . . . . . . . . . . . . . . 8
    4.16      Owned Properties . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE V     PERMITS AND APPROVALS. . . . . . . . . . . . . . . . . . . 9
    5.1       Permits and Approvals. . . . . . . . . . . . . . . . . . . 9

ARTICLE VI    EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . 9
    6.1       Employment Matters . . . . . . . . . . . . . . . . . . . . 9

ARTICLE VII   POST CLOSING FURTHER ASSURANCES . . .. . . . . .. . . . . 10
    7.1       Real Property Transfer Documentation . . . . . .. . . . . 10
    7.2       Further Assurances . . . . . .. . . . . . . . . . . . . . 11

                                                                      Page
                                                                      ----

ARTICLE VIII  TRANSACTION COVENANTS. . . . . . . . . . . . . . . . . . .11
    8.1       Expenses and Taxes . . . . . . . . . . . . . . . . . . . .11
    8.2       Allocation of Purchase Price . . . . . . . . . . . . . . .11
    8.3       Bulk Sales . . . . . . . . . . . . . . . . . . . . . . . .11
    8.4       Regulatory Inspections . . . . . . . . . . . . . . . . . .11
    8.5       Leases and Amendments. . . . . . . . . . . . . . . . . . .12
    8.6       Responsible Heads. . . . . . . . . . . . . . . . . . . . .12

ARTICLE IX    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . .12
    9.1       Obligations of Seller. . . . . . . . . . . . . . . . . . .12
    9.2       Obligations of Buyer . . . . . . . . . . . . . . . . . . .12
    9.3       Procedure. . . . . . . . . . . . . . . . . . . . . . . . .12
    9.4       Not Exclusive Remedy . . . . . . . . . . . . . . . . . . .13

ARTICLE X     GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . .13
    10.1      Amendments; Waivers; Remedies. . . . . . . . . . . . . . .13
    10.2      Entire Agreement; Construction . . . . . . . . . . . . . .13
    10.3      Governing Law. . . . . . . . . . . . . . . . . . . . . . .14
    10.4      Counterparts . . . . . . . . . . . . . . . . . . . . . . .14
    10.5      Parties in Interest. . . . . . . . . . . . . . . . . . . .14
    10.6      Notices. . . . . . . . . . . . . . . . . . . . . . . . . .14
    10.7      Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . .15
    10.8      Severability . . . . . . . . . . . . . . . . . . . . . . .15
    10.9      Arbitration. . . . . . . . . . . . . . . . . . . . . . . .15, 16

                          APPENDICES, EXHIBITS AND SCHEDULES

APPENDICES
----------

APPENDIX I    -       Definitions


EXHIBITS
--------

EXHIBIT A     -       Purchased Assets

EXHIBIT B     -       Promissory Note

EXHIBIT C     -       Bill of Sale

EXHIBIT D     -       Assignment and Assumption Agreement

EXHIBIT E     -       Assignment and Assumption of Leases

EXHIBIT F     -       Letter Executed October 20, 1997 by and
                      Between Daniel Idema and Joseph Rosen

SCHEDULES
---------

Schedule 2.2          Assumed Liabilities

Schedule 4.2  -       Permits and Approvals

Schedule 4.3  -       Financial Statements

Schedule 4.5  -       Assumed Contracts

Schedule 4.6  -       Title to and Condition of Purchased Assets

Schedule 4.7  -       Leases; Real Property; Title Policy

Schedule 4.13  -      Intellectual Property

Schedule 6.1  -       Excluded Employees

                              ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into this 29th day of November 1997, by and between SeraCare Acquisitions, Inc., ("BUYER") on the one hand, and American Plasma Management, Inc., American Plasma Reno, Inc. and American Plasma Systems, Inc., (collectively the "SELLER") on the other hand. Seller is engaged in the business of collecting, analyzing, processing and selling human blood plasma and other human biological products or components and the operation of plasma collection facilities for the conduct of such business (the "BUSINESS") located at 705 North Park Street in Kalamazoo, Michigan; 515 Lincoln Way West in South Bend, Indiana; 606 West North Temple in Salt Lake City, Utah; 785 East 2nd Street in Reno, Nevada; 1021 Broadway Avenue in Boise, Idaho (collectively, the "CENTERS"), and desires to sell certain related assets and cause Buyer to assume certain liabilities. Buyer desires to purchase certain assets and assume certain liabilities of Seller on the terms and conditions set forth in this agreement. In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

         1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in Appendix I attached hereto which is incorporated herein by reference.

                                      ARTICLE II
                  SALE OF ASSETS, ASSUMPTION OF CERTAIN LIABILITIES
                               AND RELATED TRANSACTIONS

         2.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer (or its designee), and Buyer (or its designee) shall purchase, acquire and accept from Seller, all of the assets, properties, rights, privileges, claims and rights of every kind and nature, tangible and intangible, absolute or contingent, used by Seller in connection with the Centers (the "PURCHASED ASSETS"), which Purchased Assets shall include, but not be limited to, the items set forth on Exhibit A attached hereto; provided, however, notwithstanding anything to the contrary contained in this Agreement, title to the Owned Properties shall only transfer to Buyer in accordance with the provisions of Section 7.1 hereof.

         2.2 ASSUMPTION OF CERTAIN LIABILITIES.

         Upon the terms and subject to the conditions contained herein, on the Closing Date Purchaser shall assume only those liabilities listed on Schedule
2.2 and liabilities for supplies explicitly approved in writing by Buyer (the "ASSUMED LIABILITIES"). Except for the Assumed Liabilities, Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller or any affiliate of Seller, including, but not limited to, any liabilities or obligations with respect to (i) Seller's Business prior to the Closing Date, (ii) employees of the Business and (iii) under any employee benefit plans (the "EXCLUDED LIABILITIES").

         2.3 PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE. The total purchase price (the "PURCHASE PRICE") to be paid to Seller by Buyer shall be $1,850,000, $500,000 of which has already been paid to Seller and $1,350,000 of which is due at Closing. Of the $1,350,000 due at Closing, $750,000 shall be paid in the form of a certified check or wired funds upon Closing or on December 1, 1997, whichever comes later, and $600,000 shall be paid in the form of a promissory note of Buyer's parent company, SeraCare, Inc., in the form of Exhibit B hereto in favor of Seller bearing interest at a rate of 8% per annum and due in one balloon payment no later than October 31, 1998.

         2.4 CONTINUED PLASMA COLLECTION. Buyer and Seller agree to continue cooperating on a best efforts basis to minimize the cost to Seller of collecting plasma at the Centers from November 14, 1997 to the Closing Date. Seller agrees to implement whatever operational measures Buyer instructs it to take in this regard; and in return, Buyer agrees to reimburse Seller at a rate of $50 per unit of plasma that is collected and tested. The provisions in this Section shall have effect from November 15, 1997 until the Closing Date. Buyer may, at its sole option, elect to delay the testing of plasma units collected by Seller during this period. If Buyer makes this election, Buyer and Seller agree the reimbursement rate for such untested plasma will be $37 per unit instead of $50 per unit. The value of reimbursements shall be in addition to the Purchase Price as set forth in Section 2.3. Buyer shall reimburse Seller for the cost of softgoods purchased at the request of Buyer but not used in the collection of plasma on behalf of Buyer. Amounts payable under this Section 2.4 shall be paid within five business days of the Closing Date. Title to the additional plasma will transfer to Buyer upon payment.

         2.5 CLOSING CUTOFF PROCEDURES. Buyer agrees to reimburse Seller on December 1, 1997, for the cash balances in the bank accounts relating to the Centers minus the amount of any checks or other drafts written against such cash balances or any other withdrawals or reductions of such cash which have not yet cleared the accounts or otherwise been reflected therein. Buyer and Seller agree to cooperate with respect to the payment of accounts payable and trade payables after the Closing Date. Buyer and Seller agree that payables relating to periods prior to December l, 1997 shall be borne by Seller and payables relating to periods after November 30, 1997 shall be borne by Buyer. Payables that relate to periods both before December 1, 1997 and after November 30, 1997 shall be prorated between Seller and Buyer as appropriate to account for the number of days to which the payables relate that are before December 1, 1997 and the number of days that are after November 30, 1997, respectively. If either party pays a payable (the "PAYING PARTY") that is required to be borne by the other party (the "REIMBURSING PARTY") pursuant to this Section 2.5, then the Reimbursing Party, within five business days of a written request therefor from the Paying Party, shall send a check to fully reimburse the Paying Party for the amount paid with respect to such payable.

                                     ARTICLE III
                                       CLOSING

         3.1 CLOSING DATE. Subject to the satisfaction or waiver by the appropriate party of all the conditions precedent to closing specified in
Article VIII hereof, the Closing shall take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California, at 6:00 p.m. Pacific Standard Time on November 29, 1997, or at such later date or at such other location as the parties hereto may mutually designate in writing (the "CLOSING DATE") . Either party may elect to effect the Closing via the exchange of executed documents and certificates by telecopier or overnight mail. Promptly after the Closing, Seller shall prepare a consolidated balance sheet and related notes of the Centers as of the close of business on the Closing Date. Buyer shall give representatives of Seller access to the books and records of the Business for purposes of preparing such balance sheet.

         3.2 ITEMS TO BE DELIVERED AT THE CLOSING BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer (a) a Bill of Sale and an Assignment and Assumption Agreement in the form of Exhibit C and Exhibit D, respectively, (b) Assignment and Assumption of Leases in the form of Exhibit E (and related estoppel certificates from lessors) with respect to the Leases, together with any necessary consents of the lessors, (c) such other instruments of transfer necessary or appropriate to transfer to and vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets and (d) the keys/combinations to all locks located on or in the Purchased Assets (and any and all cards, devices or things necessary to access any of the Purchased Assets) shall be surrendered on request to Buyer's representatives at the facilities where such assets are located. Simultaneously with the deliveries referred to in this Section, Seller shall take or cause to be taken all such actions as may reasonably be required to put Buyer in actual possession and operating control of the Purchased Assets.

         3.3 ITEMS TO BE DELIVERED AT THE CLOSING BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Seller (a) payment of the Purchase Price, (b) the Assignment and Assumption Agreement, (c) the Assignment and Assumption of Leases, and (d) the certificates, consents and other documents referred to herein as then deliverable to Seller.

                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents, warrants and agrees as of the date hereof and as of the Closing Date (except as otherwise indicated) as follows:

         4.1 ORGANIZATION AND RELATED MATTERS. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Seller has all necessary corporate power and authority to (i) execute, deliver and perform this Agreement and any related agreements to which it is a party, (ii) own its properties and assets and (iii) carry on the Business as now conducted. Each Seller is not required, by reason of its operation of the Business, to be qualified or licensed to do business as a foreign corporation in any jurisdiction in which it is not so qualified or licensed.

         4.2 AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance of this Agreement by each Seller has been duly and validly authorized by the Board of Directors of such Seller and by all other necessary corporate action on the part of such Seller. This Agreement constitutes the legally valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. Subject to obtaining all Approvals, the execution, delivery and performance of this Agreement, any related agreements or contemplated transactions by each Seller will not (with the passage of time, notice or both) violate, or constitute a breach or default under, the charter documents or bylaws of such Seller, any Assumed Contract of such Seller, result in the imposition of any Encumbrance against any of the Purchased Assets or violate any law applicable to such Seller or the Business. SCHEDULE 4.2 lists all Permits and Approvals required to be obtained by each Seller to consummate the transactions contemplated by this Agreement. Except for matters identified on SCHEDULE 4.2 as requiring that certain actions be taken by or with respect to a third party or a governmental entity, the execution and delivery of this Agreement by each Seller and the performance of this Agreement and any related or contemplated transactions by such Seller will not require filing or registration with, or the issuance of any Permit by, any other third party or governmental entity under the terms of any applicable laws or contracts to which such Seller is a party.

         4.3  FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES

         4.3.1 FINANCIAL STATEMENTS. The unaudited balance sheets provided to Buyer and identified on SCHEDULE 4.3 (the "FINANCIAL STATEMENTS"), have been derived from the books and records of Seller, which are maintained on a consistent basis from period to period, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition and results of operations of the Business as of and for the periods indicated. The Financial Statements reflect all adjustments necessary for a fair presentation of the information contained therein, except as specified therein. Since September 30, 1997, there has been no change in any of the significant accounting policies, practices or procedures of Seller with respect to the Business.

         4.3.2 NO MATERIAL ADVERSE CHANGES. Except as set forth on SCHEDULE 4.3, since September 30, 1997, there has not been, occurred or arisen:

         (a) To the best of Seller's knowledge, any change in or event affecting the Business, the Purchased Assets, the Assumed Contracts or the Assumed Liabilities that has had a material adverse effect on the Business or the Purchased Assets, the Assumed Contracts or the Assumed Liabilities; or

         (b) Any transaction entered into or carried out other than in the usual and ordinary course of the Business.

         4.3.3 NO OTHER LIABILITIES OR CONTINGENCIES. There are no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, relating to the Business, except liabilities that (a) are reflected or disclosed in the Financial Statements, (b) were incurred after September 30, 1997 in the ordinary course of the Business or (c) are set forth in the Schedules.

         4.4 TAX AND OTHER RETURNS AND REPORTS. Seller has timely filed or will file all required tax returns and has paid or will have paid all Taxes due with respect to the Business and the Purchased Assets for all periods ending on or before the Closing Date. There are no Encumbrances with respect to Taxes upon any of the Purchased Assets or the Business, except

Encumbrances for current Taxes (including tangible personal property taxes) not yet due. All required tax returns relating to the Business, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects.

         4.5 ASSUMED CONTRACTS. SCHEDULE 4.5 identifies each Assumed Contract (other than the Leases) by date, parties signatory thereto and subject matter. The Assumed Contracts include each contract upon which the Business is substantially dependent and each contract which is otherwise material to the Business or the Purchased Assets. True, correct and complete copies of the Assumed Contracts, including all amendments and supplements, have been delivered to Buyer. Each Assumed Contract is valid and subsisting and, upon assignment pursuant to this Agreement, will be enforceable by Buyer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally; there is no litigation pending or, to Seller's knowledge, threatened by any party with respect to any Assumed Contract; Seller has duly performed all its material obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller has occurred or as a result of this Agreement or its performance will occur (assuming receipt of all required Approvals). Except as set forth on SCHEDULE 4.5, consummation of the transaction contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller under any of the Assumed Contracts.

         4.6 TITLE TO AND CONDITION OF PURCHASED ASSETS. Except as set forth on SCHEDULE 4.6, Seller has good and marketable title to each of the Purchased Assets, free and clear of any Encumbrances. Seller has all right, power and authority to sell, convey, assign, transfer and deliver the Purchased Assets to Buyer in accordance with the terms of this Agreement. The equipment included in the Purchased Assets is in good condition and repair.

         4.7 LEASES; REAL PROPERTY. SCHEDULE 4.7 identifies each Lease by date, parties signatory thereto and property description or address. The Leases are valid, binding and enforceable, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Each of the Leases constitutes the entire agreement to which Seller is a party with respect to the subject property which is demised pursuant thereto. All conditions precedent to the enforceability of the Leases have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of either Seller or the lessor thereunder. All space and improvements leased by seller have been fully and satisfactorily completed and furnished in accordance with the provisions of the Leases. SCHEDULE 4.7 identifies the Real Property by property description and address. Seller has good and marketable fee simple title to all Real Property subject to the state of facts set forth in SCHEDULE 4.7, including the title commitment attached as a part of SCHEDULE 4.7. Seller has received no written notice of noncompliance with any restriction encumbering any Real Property, nor has Seller received written notice of any zoning violations affecting any Real Property. To the best of Seller's knowledge, there is no pending or threatened Action that would materially interfere with the quiet enjoyment of any such Real Property by Seller or, after the Closing, by Buyer. Except as otherwise set forth in SCHEDULE 4.7, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any of the Real Property, any of the facilities located on the Real Property or any portion thereof or interest therein.

         4.8 LEGAL PROCEEDINGS. There is no Order or Action pending, or, to the best knowledge of Seller, threatened, against or affecting Seller or any aspect of the Business that individually or when aggregated with one or more other Orders or Actions has, or if determined adversely might reasonably be expected to have, a material adverse effect on the Business, the Purchased Assets (or the use, operation or value thereof), the Assumed Contracts, the Assumed Liabilities, Seller's ability to perform this Agreement, or any aspect of the transaction contemplated by this Agreement.

         4.9 INSURANCE. Seller is, and at all times during the past five years has been, insured with reputable insurers against all risks involving the Business normally insured against by companies in similar lines of business. All of the insurance policies and bonds maintained by Seller with respect to the Business are in full force and effect and Seller is not in default under any such policy or bond.

         4.10 PERMITS. Seller holds all material Permits that are required by any governmental entity to permit it to conduct the Business as now conducted and operate the Purchased Assets as they are now operated, and all such Permits are valid and in full force and effect and will remain in full force and effect upon consummation of the transactions contemplated by this Agreement. All such Permits will be included with the Purchased Assets.

         4.11 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of Seller or any affiliate in connection with the negotiation, execution or performance of this

Agreement or the transaction contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

         4.12 INVENTORY. The value at which Inventories are carried reflects the customary inventory valuation policy of Seller (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory, in accordance with GAAP consistently applied. As of November 14, 1997 Seller has been inventorying approximately 12,600 liters of source plasma in the Centers, and acknowledges that these are specifically included in the Purchased Assets and accounted for in the Purchase Price.

         4.13 INTELLECTUAL PROPERTY. SCHEDULE 4.13 lists all intellectual Property relating to the Business in which Seller has an interest and the nature of such interest. Seller has complete rights to and ownership of all Intellectual Property required for use in connection with the Business. The Intellectual Property of Seller is fully assignable free and clear of any Encumbrances.

         4.14 HBsAg DONORS. Seller's present program with respect to drawing plasma from two specific human donors reactive for HBsAG is a material component of the transaction. Its value is accounted for in the Purchase Price.

         4.15 OPERATING CENTERS. All Centers are presently operating and have not shut down, ceased operating, or lost their prospective ability to operate for any reason, including loss of license or regulatory approvals.

         4.16 OWNED PROPERTIES. Seller is the sole owner of the Owned
Properties and has good, valid and marketable title to the Owned Properties free and clear of all liens, encumbrances, rights, reservations, easements and other exceptions of record. Without limiting the foregoing, there are no federal, state or local tax liens encumbering Seller's interest in any of the Owned Properties. There are no violations of any covenants, conditions or restrictions applicable to the Owned Properties, and Seller has received no notice or complaint with respect to any violation of any covenants, conditions or restrictions applicable to any of the Owned Properties. The use, operation and sale of the Owned Properties is in compliance with applicable building codes, environmental, zoning, subdivision, and land use laws, and other applicable local, state and federal laws and regulations. Seller has no knowledge of any condemnation, environmental, zoning or other land-use regulation proceeding, either instituted or planned to be instituted, which would affect the Owned Properties nor has Seller any knowledge of any assessments affecting the Owned Properties.

                                      ARTICLE V
                                PERMITS AND APPROVALS

         5.1 PERMITS AND APPROVALS. Seller and Buyer each agree to cooperate and use their best efforts to obtain, and will promptly prepare all registrations, filings and applications, requests and notices preliminary to, all Approvals and Permits that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated herein. Seller and Buyer shall use reasonable efforts to obtain such consents to the assignment of the Assumed Contracts as may be required. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that at the Closing, Seller will not assign to Buyer any Assumed Contract that by its terms requires, prior to such assignment, the consent of any other contracting party thereto unless such consent has been obtained prior to the Closing Date. With respect to each such Assumed Contract not assigned on the Closing Date, after the Closing Date Seller shall continue to deal with the other contracting party(ies) to such Assumed Contract as the prime contracting party, and Buyer and Seller shall use their best efforts to obtain the consent of all required parties to the assignment of such Assumed Contract. Such Assumed Contract shall be promptly assigned by Seller to Buyer after receipt of such consent after the Closing Date. Notwithstanding the absence of any such consent, Buyer shall be entitled to the benefits of such Assumed Contract accruing after the Closing Date; Buyer agrees to perform all of the obligations of Seller to be performed under such Assumed Contract after the Closing Date.

                                      ARTICLE VI
                                      EMPLOYEES

         6.1 EMPLOYMENT MATTERS. Seller shall be solely responsible for and shall promptly pay all accrued vacation, sick pay and COBRA coverage and all severance and related obligations to employees of Seller, including any obligations or liabilities of Seller under any of its employee benefit plans, arising on or prior to the Closing or as a result of the transactions contemplated by this Agreement. Buyer does not assume, and shall not be deemed to assume, any liability or obligation of Seller relating to employment matters involving current or former employees of Seller. Buyer contemplates making offers of employment to all employees of the Business, except those persons identified on SCHEDULE 6.1. The persons who accept Buyer's offer of employment shall be referred to as "TRANSFERRED EMPLOYEES." Buyer will not be obligated to retain the Transferred Employees for any definite period of time. The terms, conditions, benefits and obligations of employment offered to the Transferred Employees shall be established by Buyer, and shall not be linked to the previous arrangements between Seller and the Transferred Employees.

                                     ARTICLE VII
                           POST CLOSING FURTHER ASSURANCES

         7.1 REAL PROPERTY TRANSFER DOCUMENTATION. Seller shall, concurrently with the Closing, grant to Buyer a thirty day rent and royalty free license to occupy and use the real property (together with all improvements and fixtures thereon, and all rights, privileges, licenses, tenements, hereditaments and appurtenances relating thereto) owned by Seller at 515 Lincoln Way West, South Bend, Indiana 46601, 705 North Park Street, Kalamazoo, Michigan 49007, and 606 West North Temple, Salt Lake City, Utah 84119 (collectively, the "Owned Properties") in the manner in which the Owned Properties were used prior to the Closing. Within ten days after the Closing Date, Seller, at its sole expense, shall provide Buyer with a preliminary title report for an owner's policy of title insurance for each of the Owned Properties. On or before the thirtieth day after the Closing Date, Buyer shall provide notice to Seller of any of the Owned Properties which Buyer has, for any valid reason stemming from any title, Encumbrance or environmental issue, elected to reject (the "Rejected Property"). For any Rejected Property, Buyer and Seller shall enter into a twelve month lease (which lease shall commence upon the receipt by Seller from Buyer of notice of any Rejected Property) with rent payable at a rate equal to rents of comparable properties by Buyer during the term thereof to allow Buyer to relocate the operations conducted at the respective location of the Rejected Property. Upon the earlier to occur of the thirtieth day after the Closing Date or Seller's receipt of notice from Buyer requesting conveyance of the Owned Properties, Seller shall convey to Buyer by grant deed, or other necessary or desirable conveyance document, fee simple title to all of the Owned Properties which are not Rejected Properties, subject only to such liens, encumbrances, easements and rights of others as may be of record as of the Closing Date. The transfer of such Owned Properties shall be affected through an escrow service, title company or as otherwise may be the custom and practice for the transfer of similar properties in the applicable jurisdiction. Other than as indicated above, Buyer shall pay all expenses related to the transfer and conveyance to Buyer of such Owned Properties, including, but not limited to, recording fees, documentary, transfer, mortgage and intangible taxes, escrow and title insurance fees and costs and all other similar fees and expenses. Seller shall use its best efforts to cause the existing mortgage on the property located at 606 West North Temple, Salt Lake City, Utah 64116 (the "Mortgage") to be assigned to Buyer. If such mortgage is not assignable, and if such property is conveyed to Buyer, Buyer shall satisfy such Mortgage in full at the time such property is conveyed to Buyer. Any disputes arising under this Section 7.1 shall be resolved by binding arbitration pursuant to Section 10.9 of this Agreement.

         7.2 FURTHER ASSURANCES. Seller will execute and deliver all such other and additional instruments, notices, releases, undertakings, consents and other documents, and will do all such other acts and things, as may be reasonably requested by Buyer as necessary to assure to Buyer all the rights and interests granted or intended to be granted under this Agreement. Seller shall take or shall cause to be taken such other reasonable actions as Buyer may require more effectively to transfer, convey and assign to, and vest in, Buyer, and put Buyer in possession of, the Purchased Assets as contemplated by this Agreement. In the event that any Purchased Asset cannot be fully and effectively transferred to Buyer without the consent of a third party or parties, Seller shall thereafter be obligated to use its best efforts to assure Buyer the benefits of such asset, contract, commitment, other arrangement or other Purchased Asset.

                                     ARTICLE VIII
                                TRANSACTION COVENANTS

         8.1 EXPENSES AND TAXES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Any sales, use or other transfer taxes applicable to the conveyance and transfer from Seller to Buyer of the Purchased Assets and any other transfer or documentary taxes or any filing or recording fees applicable to such conveyance and transfer shall be paid by Seller.

         8.2 ALLOCATION OF PURCHASE PRICE. The parties agree within 60 days after the Closing to complete duplicate IRS Form 8594 (Asset Acquisition Statement) as required by Section 1060 of the Internal Revenue Code in accordance with the allocation of purchase price adopted by the Buyer in its sole discretion. The parties further agree to make no change or alteration of the Form 8594 and to file no Supplemental Statement Form 8594 without at least 15 days' prior written notice to the other party of the nature and extent of the changes, which notice shall include the revised or Supplemental Statement Form 8594.

         8.3 BULK SALES. Buyer waives compliance with any laws and regulations relating to bulk transfers in connection with the transactions contemplated by this Agreement, subject to the indemnities of Seller contained in this Agreement. Nothing in this Section 8.3 will estop or prevent Buyer or Seller from asserting as a bar or defense in any Action or proceeding brought under any bulk transfer law that such law does not apply to the transactions contemplated by this Agreement.

         8.4 REGULATORY INSPECTIONS. Seller shall provide to Buyer all FDA and other regulatory agency reports, inspections, permits, and all correspondence related thereto relating to the Centers or the Business.

         8.5 LEASES AND AMENDMENTS. Seller shall provide to Buyer copies of all leases related to the Centers and copies of all amendments thereto.

         8.6 RESPONSIBLE HEADS. Seller shall provide to Buyer satisfactory resumes of all responsible heads of Centers.

                                      ARTICLE IX
                                   INDEMNIFICATION

         9.1 OBLIGATIONS OF SELLER. Seller agrees to indemnify and hold Buyer harmless from and against any and all Losses of Buyer and its directors, officers, employees, affiliates, agents and assigns (the "BUYER INDEMNITEES"), directly or indirectly, as a result of, or based upon or arising from, (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement, (b) any other matter as to which Seller in other provisions of this Agreement has agreed to indemnify Buyer, (c) any Excluded Liability, including any liability or obligation of Seller or any of its affiliates not expressly assumed by Buyer pursuant to Section 2.1 hereof, (d) any third party claims in respect of the Centers, the Business or the Purchased Assets or regarding the conduct of the Centers or the Business or the use of the Purchased Assets arising prior to the Closing that are asserted prior to, on or after the Closing, (e) any noncompliance with any laws relating to bulk transfers in connection with the transactions contemplated by this Agreement, and/or (f) the letter, or breach of any agreement made in the letter agreement executed October 20, 1997, by and between Daniel Idema of American Plasma Management, Inc., and Joseph Rosen of Sera-Tec Biologicals Limited Partnership, a copy of which is included as Exhibit F, or any Losses incurred by Buyer and/or the Buyer Indemnitees as a result thereof, based thereon or arising therefrom.

         9.2 OBLIGATIONS OF BUYER. Buyer agrees to indemnify and hold Seller harmless from and against any Losses of Seller and its directors, officers, employees, affiliates, agents and assigns, directly or indirectly, as a result of, or based upon or arising from, (a) any of the Assumed Liabilities and/or (b) any third party claims in respect of the Centers or the Business or Purchased Assets or regarding the conduct of the Centers or the Business or the use of the Purchased Assets based upon facts or events occurring after the Closing.

         9.3 PROCEDURE.

         9.3.1 NOTICE OF LOSS. The Indemnified Party with respect to any Loss shall give prompt notice thereof to the Indemnifying Party. Notwithstanding the foregoing, (a) no Indemnified Party shall have any obligation to give any notice of any asserted liability by a third party unless such assertion is in writing, and (b) the rights of any Indemnified Party to be indemnified in respect of any Loss resulting from the asserted liability shall not be adversely affected by the Indemnified Party's failure to give or delay in giving notice unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby.

         9.3.2 DEFENSE. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any action or proceeding brought against the Indemnified Party in respect of matters embraced by the indemnity, with counsel reasonably acceptable to the Indemnified Party. If, after a request to defend any action or proceeding, the Indemnifying Party neglects or refuses to defend the Indemnified Party, a recovery against the latter suffered by it in good faith is conclusive in its favor against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of, or are necessary or appropriate for such defense.

         9.4 NOT EXCLUSIVE REMEDY. This Article IX shall not be deemed to preclude or otherwise limit in any way the exercise by Buyer or Seller of their respective other rights or pursuit of other remedies specified in this Agreement.

                                      ARTICLE X
                                       GENERAL

         10.1 AMENDMENTS; WAIVERS; REMEDIES. This Agreement and any Schedule or Exhibit may be amended only by agreement in writing of both parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of either party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

         10.2 ENTIRE AGREEMENT; CONSTRUCTION. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior communication, representations, agreements and understandings between the parties hereto, whether oral or written, including, without limitation, the letter of intent, dated November 14, 1997, by and between Buyer and Seller. The representations and warranties contained in or made pursuant to this Agreement shall survive the Closing and shall expire only upon expiration of the applicable statute of limitations, if any. The descriptive headings of the Articles, Sections and Subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         10.3 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

         10.4 COUNTERPARTS. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party. Fax signatures shall constitute original signatures for all purposes of this Agreement.

         10.5 PARTIES IN INTEREST. This Agreement will be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to either party to this Agreement.

         10.6 NOTICES. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, or (b) delivered by a reputable courier service, or (c) transmitted by facsimile, provided that any notice so given is also mailed as provided in clause (d), or (d) mailed, postage prepaid, as follows:

         IF TO BUYER, ADDRESSED TO:

         SeraCare Acquisitions, Inc.
         Attn: Mr. Jerry Burdick
         1925 Century Park East, Suite 1970
         Los Angeles, California 90067
         FAX: (310) 772-7770

         IF TO SELLER, ADDRESSED TO:

         American Plasma Management, Inc.
         Attn: Mr. Daniel Idema
         4764 South 9th East
         Salt Lake City, Utah 84117
         FAX: (800) 525-3178

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (A) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 10.7 provided that appropriate confirmation of receipt is generated by the facsimile and a duplicate copy is mailed, postage prepaid, (B) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (C) if given by any other means, when actually delivered at such address.

         10.7 ATTORNEYS' FEES. In the event of any Action for breach of this Agreement or misrepresentation by either party, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such Action. Attorneys fees' incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

         10.8 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any court or governmental entity, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect provided that the economic and legal substance of the transaction contemplated is not affected in any manner materially adverse to either party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         10.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Los Angeles, California. The arbitration shall be administered by Judicial Arbitration and Mediation Services, the Company ("JAMS") in its Los Angeles office. The arbitrator shall be a retired superior court judge of the State of California affiliated with JAMS. Each of the parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties may obtain discovery in aid of the arbitration to the fullest extent permitted under law. All discovery disputes shall be resolved by the arbitrator. Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitrator. Any disputes over which arbitrator shall hear any consolidated matter shall be resolved by JAMS. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law. All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this agreement to arbitrate which may be resolved by state law shall be resolved according to the law of the State of California. The costs of the arbitration, including any JAMS administration fee, and arbitrator's fee, and costs of the use of facilities during the hearings, shall be borne equally by the parties. Costs and attorneys' fees shall be awarded to the prevailing party as contemplated by Section 10.7.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                       "BUYER"

                                       SeraCare Acquisitions, Inc.

                                       By: /s/ Jerry L. Burdick
                                         ---------------------------------
                                       Name: Jerry L. Burdick
                                            ------------------------------
                                       Title: Executive Vice President
                                            ------------------------------

                                       "SELLER"

                                       American Plasma Management, Inc.,

                                       By: /s/ Daniel L. Idema
                                         ---------------------------------
                                       Name: Daniel L. Idema
                                            ------------------------------
                                       Title: President
                                            ------------------------------

                                       American Plasma Reno, Inc.

                                       By: /s/ Daniel L. Idema
                                         ---------------------------------
                                       Name: Daniel L. Idema
                                            ------------------------------
                                       Title: President
                                            ------------------------------


                                       American Plasma Systems, Inc.

                                       By: /s/ Daniel L. Idema
                                         ---------------------------------
                                       Name: Daniel L. Idema
                                            ------------------------------
                                       Title: President
                                            ------------------------------

                                      APPENDIX I

         The defined terms used in that certain Asset Purchase Agreement, dated November 29, 1997 (the "AGREEMENT") , by and between SeraCare Acquisitions, Inc., ("BUYER") on the one hand, and American Plasma Management, Inc., American Plasma Reno, Inc., and American Plasma Systems, Inc., (collectively, the "SELLER") on the other hand, of which this Appendix forms a part, have the meanings assigned to them in this Appendix I and include the plural as well as the singular. All accounting terms used in the Agreement not otherwise defined herein have the meanings assigned under generally accepted accounting principles. All references in the Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of the Agreement. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular Article, Section or other subdivision.

         As used in the Agreement and the Exhibits and Schedules, the following definitions shall apply:

         "ACTION" means any action, complaint, charge, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or federal, state or local administrative body.

         "APPROVAL" means any approval, authorization or consent, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any person or entity, the receipt of which is necessary to the continued operation of the Business as it has been operated prior to the Closing Date.

         "ASSUMED CONTRACT" means the Leases and each contract specifically identified on SCHEDULE 4.5.

         "ASSUMED LIABILITIES" means those liabilities and obligations of Seller relating to the Business that are specifically identified in Section 2.1.

         "CLOSING" shall mean the consummation of the purchase and sale transaction described in the Agreement which shall occur on the Closing Date.

         "CLOSING DATE" has the meaning specified in Section 3.1.

         "ENCUMBRANCE" means any claim, charge, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on sale, transfer,




                                     Appendix I-1
disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

         "EXCLUDED LIABILITIES" has the meaning specified in Section 2.2.

         "FINANCIAL STATEMENTS" has the meaning specified in Section 4.3.1.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

         "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under the Agreement; "INDEMNIFIED PARTY" means the party entitled to indemnity under the Agreement; and "INDEMNIFYING PARTY" means the party obligated to provide indemnification under the Agreement.

         "INTELLECTUAL PROPERTY" means all Marks, together with the goodwill and the business appurtenant thereto and any rights, claims or choses in action relating to or deriving from any of the foregoing used as of the date of the Agreement or prior to the date of the Agreement in the Business.

         "INVENTORY" means merchandise and other assets existing on the Closing Date that are held or intended for sale.

         "LEASES" means those certain lease agreements listed on SCHEDULE 4.7 covering a real property leasehold interest used by Seller in connection with its operation of the Business at 785 East 2nd Street, Reno, Nevada and 1021 Broadway Avenue, Boise, Idaho, together with all amendments, modifications, alterations and other changes thereto.

         "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty, fine, assessment or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims, inquiries, hearings or other legal or administrative proceedings, and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

         "MARK" means any brand name, copyright, patent service mark, trademark, tradename and all registration or applications for registration of any of the foregoing.


                                     Appendix I-2

         "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

         "OWNED PROPERTIES" has the meaning specified in Section 7.1

         "PERMIT" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any governmental entity in connection with, and necessary to the operation of, the Business.

         "PREPAID EXPENSES" means all advance payments, security deposits, rent deposits and utility deposits paid by Seller to third parties in connection with the Purchased Assets that remain outstanding as credit balances in favor of Seller on the Closing Date.

         "PURCHASE PRICE" has the meaning specified in Section 2.3.

         "PURCHASED ASSETS" has the meaning specified in Section 2.1

         "REAL PROPERTY" means all land, including the real property at 515 Lincoln Way West, South Bend, Indiana, 705 North Park Street, Kalamazoo, Michigan and 606 West North Temple, Salt Lake City, Utah, including all buildings, fixtures and improvements attached thereto, and all rights appurtenant thereto, identified on SCHEDULE 4.7, used by Seller in connection with its operation of the Centers and/or the Business, and including the leasehold interests under the Leases.

         "TAX" means any foreign, federal, state, county or local income, use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any governmental entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

         "TRANSFERRED EMPLOYEES" has the meaning specified in Section 6.1.

                                     Appendix I-3

                                      EXHIBIT A

                                   PURCHASED ASSETS

         The Purchased Assets shall include but not be limited to the following:

         (a) the Real Property, including the real property at 515 Lincoln Way West, South Bend, Indiana, 705 North Park Street, Kalamazoo, Michigan and 606 West North Temple, Salt Lake City, Utah (collectively, the "OWNED PROPERTIES"), and including the Leasehold interests in real property covered by the Leases, and all leasehold improvements located on such real property; provided, however, notwithstanding anything to the contrary contained in that certain Asset Purchase Agreement, dated as of November 29, 1997 (the "ASSET PURCHASE AGREEMENT"), by and between SeraCare Acquisitions, Inc., on the one hand, and American Plasma Management, Inc., American Plasma Reno, Inc. and American Plasma Systems, Inc., on the other hand, or in the related Bill of Sale, title to the Owned Properties shall only transfer to Buyer in accordance with the provisions of Section 7.1 of the Asset Purchase Agreement;

         (b) All of the assets relating to the Centers, including all machinery, vehicles, tools, apparatus, equipment, computer hardware and equipment, furniture, fixtures, supplies and other equipment of every type owned or leased by Seller and used in connection with the Business;

         (c) All Inventory, including source plasma inventories, reactive HBsAg plasma inventories, plasma softgoods inventories, miscellaneous medical and office supplies;

         (d) All of Seller's rights and interests arising under or in connection with the Assumed Contracts;

         (e) All Intellectual Property, including standard operating procedures and product labeling;

         (f) All transferable Permits, including FDA establishment licenses, FDA issued specialty product licenses, QPP and CLIA and any other regulatory approvals pertaining to the Centers;

         (g) The FDA plasma license presently related to a plasma facility in Lansing, Michigan which has ceased operations;

         (h) All books and records and all files, documents, papers and agreements (including those contained in computerized media) pertaining to the Purchased Assets or the Assumed Liabilities (excluding the minute and stock record books of Seller);

         (i) Customer and vendor records, donor record files, donor scheduling information, market information, donation cost information, mailing lists, sales materials, advertising materials and related documentation; and

         (j) the goodwill incident to the Business.

                                      EXHIBIT B
                                   PROMISSORY NOTE

                                                             November 29, 1997
Amount:  $600,000

         FOR VALUE RECEIVED, the undersigned SeraCare, Inc. ("Maker"), promises to pay to American Plasma Management, Inc., American Plasma Reno, Inc., and American Plasma Systems, Inc. (collectively, the "Lenders"), the principal sum of $600,000, in the aggregate, together with interest on the unpaid principal balance on October 31, 1998 (the "MATURITY DATE"). American Plasma Reno, Inc. and American Plasma Systems agree payment shall be tendered to American Plasma Management, Inc.

         1. INTEREST RATE. The unpaid principal under this Promissory Note shall bear interest at a rate of eight percent (8%) per annum simple interest. Interest is payable on the Maturity Date or earlier upon any prepayment of this Promissory Note.

         2. PAYMENTS. The unpaid principal under this Promissory Note plus all accrued but unpaid interest thereon shall be payable not later than October 31, 1998. Maker may prepay the amount due at any time.

         3. AMENDMENTS IN WRITING. This Promissory Note may be changed, modified or amended only in writing.

         4. CHOICE OF LAW. This Promissory Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

         5. ENTIRE AGREEMENT. This Promissory Note contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral agreements, understandings, commitments and practices between the parties; provided, however, amounts owed under this Promissory Note are subject to set off against amounts owed to SeraCare Acquisitions, Inc. by the Lenders for any breach of any representation, warrant or covenant in the Asset Purchase Agreement, dated of even date herewith, between SeraCare Acquisitions, Inc. and the Lenders and/or against amounts owed to SeraCare Acquisitions, Inc. as a result of the indemnification obligations of the Lenders under such agreement.

         6. TRANSFERABILITY. The right to principal and interest under this Promissory Note may be transferred only through a book entry system maintained by Maker. Any other means of transfer, including, without limitation, transfers by endorsement, shall be null and void. Ownership of the obligation must be reflected in a book entry. A book entry is a record of ownership that identifies the owner of an interest in this Promissory Note.


Made and Executed at
Los Angeles, California                     SeraCare, Inc.

                                            By:
                                              ------------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                 ---------------------------
Acknowledged and Agreed:

American Plasma Management, Inc.

By:
  ------------------------------
Name:
    ---------------------------
Title:
    ---------------------------

    American Plasma Reno, Inc.

By:
  ------------------------------
Name:
    ---------------------------
Title:
    ---------------------------

    American Plasma Systems, Inc.

By:
  ------------------------------
Name:
    ---------------------------
Title:
    ---------------------------

                                      EXHIBIT C

                                     BILL OF SALE

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Asset Purchase Agreement, dated as of November 29, 1997 (the "Agreement"), between SeraCare Acquisitions, Inc. ("Buyer"), and American Plasma Management, Inc., American Plasma Reno,
Inc. and American Plasma Systems, Inc., (collectively, the "Seller"), and intending to be legally bound hereby, Seller hereby unconditionally and irrevocably sells, conveys, grants, assigns and transfers to Buyer and its successors and assigns all of Seller's legal, beneficial, and other right, title, and interest in and to the business and assets, properties, rights, interests, privileges, claims and contracts of every kind and nature, tangible and intangible, described as "Purchased Assets" in Section 2.1 of the Agreement, including, without limitation, those assets set forth on Exhibit A attached hereto.

         This Bill of Sale shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this 29th day of November, 1997.

                                       AMERICAN PLASMA MANAGEMENT, INC.

                                       By:
                                         ------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                            ---------------------------


                                       AMERICAN PLASMA RENO, INC.

                                       By:
                                         ------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                            ---------------------------


                                       AMERICAN PLASMA SYSTEMS, INC.

                                       By:
                                         ------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                            ---------------------------

                                      EXHIBIT A

                                   PURCHASED ASSETS

         The Purchased Assets shall include but not be limited to the following:

         (a) the Real Property, including the real property at 515 Lincoln Way West, South Bend, Indiana, 705 North Park Street, Kalamazoo, Michigan and 606 West North Temple, Salt Lake City, Utah (collectively, the "OWNED PROPERTIES"), and including the Leasehold interests in real property covered by the Leases, and all leasehold improvements located on such real property; provided, however, notwithstanding anything to the contrary contained in that certain Asset Purchase Agreement, dated as of November 29, 1997 (the "ASSET PURCHASE AGREEMENT"), by and between SeraCare Acquisitions, Inc., on the one hand, and American Plasma Management, Inc., American Plasma Reno, Inc. and American Plasma Systems, Inc., on the other hand, or in the related Bill of Sale, title to the Owned Properties shall only transfer to Buyer in accordance with the provisions of Section 7.1 of the Asset Purchase Agreement;

         (b) All of the assets relating to the Centers, including all machinery, vehicles, tools, apparatus, equipment, computer hardware and equipment, furniture, fixtures, supplies and other equipment of every type owned or leased by Seller and used in connection with the Business;

         (c) All Inventory, including source plasma inventories, reactive HBsAg plasma inventories, plasma softgoods inventories, miscellaneous medical and office supplies;

         (d) All of Seller's rights and interests arising under or in connection with the Assumed Contracts;

         (e) All Intellectual Property, including standard operating procedures and product labeling;

         (f) All transferable Permits, including FDA establishment licenses, FDA issued specialty product licenses, QPP and CLIA and any other regulatory approvals pertaining to the Centers;

         (g) The FDA plasma license presently related to a plasma facility in Lansing, Michigan which has ceased operations;

         (h) All books and records and all files, documents, papers and agreements (including those contained in computerized media) pertaining to the Purchased Assets or the Assumed Liabilities (excluding the minute and stock record books of Seller);

         (i) Customer and vendor records, donor record files, donor scheduling information, market information, donation cost information, mailing lists, sales materials, advertising materials and related documentation; and

         (j)  the goodwill incident to the Business.

                                      EXHIBIT D

                         ASSIGNMENT AND ASSUMPTION AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Asset Purchase Agreement, dated as of November 29, 1997 (the "Agreement") between SeraCare Acquisitions, Inc., ("Buyer"), and American Plasma Management, Inc., American Plasma Reno, Inc. and American Plasma Systems, Inc., (collectively, the "Seller") and intending to be legally bound hereby, Seller hereby assigns and Buyer hereby assumes and agrees to perform the obligations of Seller listed on Exhibit A, attached hereto.

         The Assumed Liabilities do not include, and Buyer does not hereby assume, agree to pay or otherwise perform any other liabilities or obligations of Seller.

         This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

         IN WITNESS WHEREOF, the paries hereto have caused this Assignment and Assumption Agreement to be executed as of this 29th day of November, 1997.

                                  SeraCare Acquisitions, Inc.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                  American Plasma Management, Inc.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                  American Plasma Reno, Inc.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                  American Plasma Systems, Inc.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                      EXHIBIT A

                          LIST OF ASSIGNMENTS AND ASSUMPTIONS

1.  Obligations under the Leases (as defined in the Agreement).

                                      EXHIBIT E

                         ASSIGNMENT AND ASSUMPTION OF LEASES

         THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "ASSIGNMENT") is made as of the 29th day of November, 1997 by American Plasma Management, Inc., American Plasma Reno, Inc. and American Plasma Systems, Inc., to SeraCare Acquisitions, Inc. In connection with such conveyance, Assignor desires to assign to Assignee, and Assignee desires to accept such assignment from Assignor, all the right, title and interest of Assignor in and to any and all leases in connection with the subject property (the "Leases"), all as more completely described on SCHEDULE 1 attached hereto and by this reference incorporated herein.

                                      AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Asset Purchase Agreement, dated November 29, 1997, by and between SeraCare Acquisitions, Inc. and American Plasma Management, Inc., American Plasma Reno, Inc. and American Plasma Systems, Inc., Assignor and Assignee hereby agree as follows:

1. ASSIGNMENT. Effective as of the date hereof (the "EFFECTIVE DATE"), Assignor hereby grants, assigns, transfers and conveys to Assignee, and Assignee hereby accepts from Assignor such grant, assignment, transfer and conveyance, all right, title and interest of Assignor in and to the Leases. Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations of Assignor under the Leases which arise on or after the Effective Date (the "POST EFFECTIVE DATE OBLIGATIONS").

2. ASSIGNEE INDEMNITY. Assignee hereby agrees to protect, defend, indemnify and save and hold harmless Assignor from and against the Post Effective Date Obligations and any and all liability, loss, costs, damage or expense (including attorneys' fees, charges and expenses) which Assignor may incur under the Leases, and from any and all claims and demands whatsoever which may be asserted against Assignor by reason of any alleged obligation or undertaking on Assignor's part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases, which claims or demands arise from events occurring on or after the Effective Date.

3. ASSIGNOR INDEMNITY. Assignor hereby agrees to protect, defend, indemnify and save and hold harmless Assignee from and against any and all liability, loss, cost, damage or expense (including attorneys' fees, charges and expenses) which Assignee may incur under the Leases, by reason of any failure of Assignor to perform or discharge any of the terms, covenants or agreements contained in the Leases which arose prior to the Effective Date.

4. FURTHER ASSURANCES. Each party agrees to execute such other and further instruments as may be necessary or proper in order to consummate the transactions contemplated by this Assignment.

5. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of Assignor and Assignee.

6. ATTORNEYS' FEES AND COSTS. If either party to this Assignment brings any action or suit against the other party to this Assignment by reason of any breach of any covenant, condition, agreement or provision on the part of the other party set forth in this Assignment, the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees, in addition to any other relief to which it may be entitled.

7. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

         IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

                                  ASSIGNOR

                                  AMERICAN PLASMA MANAGEMENT, INC.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                  AMERICAN PLASMA RENO, INC.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                  AMERICAN PLASMA SYSTEMS, INC.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                  ASSIGNEE

                                  SERACARE ACQUISITIONS, INC.

                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

                                      SCHEDULE 1
                                DESCRIPTION OF LEASES

                                 See attached Leases.

             JAMESON 1991 REVOCABLE TRUST 4614 FAIRVIEW AV., BOISE, IDAHO
                                     PH. 375-4992


                                                      November 25, 1996



AMERICAN PLASMA SYSTEMS
4764 SOUTH 900 EAST
SALT LAKE CITY, UTAH 84117

Dear Mr. Daniel Idema:

Concerning our lease with you at 1021 Broadway, Av., Boise, Idaho the annual rent should be adjusted as follows:

Using the cost of living index (U) from October 1995 to October 1996, the increase is 4.6 or 3%.

The monthly rent should be $1,234.09. However, in order to pick up the increase for September, October, November and December of 1996 the month of January 1997 (only) should be $1,377.85.

Please do check my arithmetic and notify me should you find me to be in error.

                                            JAMESON 1991 REVOCABLE TRUST

                                            /s/ Earl Jameson Tr.
                                            -----------------------------------
                                            Earl Jameson, Trustee

June 1, 1993

CERTIFIED MAIL
RETURN RECEIPT REQUESTED



Mr. Earl Jameson
4614 Fairview Avenue
Boise, ID  83706

RE: Lease dated September 10, 1983
    Premises located at 1021 Broadway Avenue, Boise, Idaho

Dear Mr. Jameson:

Pursuant to page 1, paragraph entitled "TERM OF LEASE" of the above captioned lease agreement, American Plasma Systems, Inc. hereby exercises its option to renew said lease for an additional term of five (5) years. Accordingly, this action shall extend the lease term on the above captioned premises through midnight September 9, 1998, under identical terms and conditions.

Your directing confirmation of the foregoing to this office would be greatly appreciated.

Very truly yours,


James B. Riter
Treasurer

cc: Daniel L. Idema, President APSI

                              LEASE OF BUSINESS PREMISES

         THIS LEASE, made and entered into this 10th day of September, 1983, by and between EARL JAMESON and VADA F. JAMESON, husband and wife, of Boise, Idaho, hereinafter referred to as "Lessors," and AMERICAN PLASMA SYSTEMS, INC., 4764 South 900 East, Salt Lake City, Utah, 84117, a Utah Corporation, hereinafter referred to as "Lessees," WITNESSETH:

         PREMISES:

         For and in consideration of the covenants and conditions hereinafter contained and the rental payments as hereinafter specified Lessors do hereby lease unto the Lessees the following described Real property and building thereon located 1021 Broadway Avenue, Boise, Ada County, Idaho, 83706 to-wit:

         Lots 10 and 11, of Block 24 of South Boise First
         Subdivision in Ada County, State of Idaho.

         TERM OF LEASE:

         The term of this lease shall be for ten (10) years commencing
September 10, 1983, and ending midnight September 9, 1993. PROVIDED, HOWEVER, Lessees shall have the option to renew this lease on the same terms and conditions as set forth herein. If Lessers elect to renew for an additional five (5) year period, written notice of such intention shall be given to Lessors not later than July 30, 1993.

         RENTAL:

         Lessees agree to pay as rental for the use and occupancy of said premises the sum of Eight Hundred ($800.00) Dollars per month on or before the 10th of each month, for that month; that is to say the first monthly
payment of rent shall be made by September   , 1983, and on or before the 10th
day of each and every month thereafter during the term of this lease or any renewal thereof. It is understood and agreed that the base monthly rental of Eight Hundred ($800.00) Dollars per month shall be adjusted toward or downward to reflect any difference in the cost of living index from that determined by the U.S. Government, Department of Labor, and shown on the "All Commodity Index" for the previous November, or if no figure is shown for said month, then on the basis of the index figure for the period nearest in time to November 1, each year. The determination of increase or decrease cost of living index made at the end of each 12-month period that is to say, on November 1 of each year, shall be reflected in and shall determine the rental for the next succeeding 12 months.

         INSURANCE:

         Lessees shall carry fire insurance in an amount at least equal to the reasonable value of all buildings or structures on the premises now or which may hereafter be placed upon said premises during the term of this lease or renewal thereof. Lessees shall also carry public liability insurance providing coverage for premises and business operations, personal liability and property damage in an amount not less than $500,000. In addition thereto, Lessees do hereby agree to save and hold harmless the Lessors from any claims, demands, lawsuits or legal proceedings and for all costs and expenditures of whatsoever kind and nature arising out of or in connection with the Lessees' use, occupancy and/or conduct of business on the above described premises.

         SUBLETTING:

         Lessees shall have the right to sublet or assign all or a part of the leased premises or buildings or improvements thereon, but notwithstanding such assigning or subletting, the Lessees shall remain liable to Lessors for the full performance of all the terms, covenants and conditions of this lease.

         REMODELING AND UPKEEP:

         It is understood and agreed that Lessees shall have the right to remodel or change the buildings on said property or to add new structures thereon, but all additions, changes or remodeled structures shall be and remain the property of Lessors.

         TAXES, ASSESSMENTS AND UTILITIES:

         Lessees shall pay all taxes, lawful assessments and all utility charges including water, gas, heat, electricity and power furnished to Lessees on the demised premises and including all janitorial services, license fees and other governmental charges; it being the intention herein that above specified rent money shall be on a net-net basis to Lessors.

         LAW, ORDINANCES AND REGULATIONS:

         Lessees agree that they will not use or permit the premises to be used for any illegal purpose whatsoever; that they will not offer for sale any liquor or intoxicating beverages or drugs of any kind during the term of this lease, and that they will at Lessees' own expense comply with all municipal, state and government laws and regulations applicable to the business operations or other use or occupancy of said premises by Lessees.

         FIRE DAMAGE:

         If, during the term of this lease or any renewal thereof, damage [ILLEGIBLE] fire or other casualty covered by insurance occurs and such damage is to the extent that the premises are not usable for the purposes of the Lessees, then the proceeds of any applicable fire or other casualty insurance shall be used to repair [ILLEGIBLE] reconstruct said buildings, and any additional sum necessary for construction purposes over and above said insurance proceeds shall be paid and furnished by Lessees.

         DEFAULT:

         In the event of failure of Lessees to pay the rent herein specified or in case of failure to perform any of the other covenants or agreements herein contained, Lessors, at their election shall have the right to terminate this lease by giving Lessees thirty (30) days written notice specifying the nature of the [ILLEGIBLE] default, and if said default is not corrected or cured by Lessees within thirty (30) days after the date of said written notice, Lessees agree that they will immediately vacate said premises and this lease shall thereupon be at an end subject only to the right of Lessees to remove their personal property from said premises within the following ten (10) day period and subject [ILLEGIBLE] to the right of the Lessors to collect any unpaid rent [ILLEGIBLE] damages accrued prior to the date of vacation of the premises by the Lessees. In the event it becomes necessary for Lessors to take legal action to enforce the provisions of this lease [ILLEGIBLE] regain possession of the premises either upon default of the Lessees or upon expiration of the term of the lease, Lessees agree to pay attorneys fees to Lessors in an amount to be fixed by the court.

         BROKER'S FEES:    Lessees shall hold Lessors harmless for or on
[ILLEGIBLE] of real estate broker's commissions in connection with [ILLEGIBLE] lease agreement.

         MISCELLANEOUS:    Lessees reserve to themselves and to lessees'
customers the right to park on the West 75 feet of the south [ILLEGIBLE] of the above described premises. The alley exit of the south side of the lot shall not be obstructed by parked vehicles.

               IN WITNESS WHEREOF, the parties have set their hands this day and year first above written.


                              /s/ Earl Jameson              7/22-83
                              --------------------------    --------
                              Earl Jameson                  Date

                              /s/ Vada F. Jameson           7/22-83
                              --------------------------    --------
                              Vada F. Jameson               Date
                              Lessors

[ILLEGIBLE]                   AMERICAN PLASMA SYSTEMS, INC.
[ILLEGIBLE]                   by it's PRESIDENT
[ILLEGIBLE]
     [ILLEGIBLE]
     [ILLEGIBLE]              /s/ Daniel L. Idema           7/19/83
                              --------------------------    --------
     [ILLEGIBLE]              Daniel L. Idema               Date


     STATE (   UTAH      )ss
     County(   Salt Lake )

          On the 19th day of July, 1983, personally appeared before me the signer of the foregoing instrument, who duly acknowledged to me that executed the same.

                                   /s/ Shirley N. Riter
                                   -----------------------------
                                   Notary Public, residing at

                                   Salt Lake City, Utah
                                   -----------------------------


     My commission expires

       10-[ILLEGIBLE] 85
     ---------------------

                                     [LETTERHEAD]

                                     June 7, 1990


American Plasma Management Inc.
4764 South 9th East
Salt Lake City, Utah 84117

ATTENTION:  Mr. James B. Riter
            Treasurer

         Re: 769/785 East 2nd Street, Reno, Nevada

Dear Mr. Riter:

         Enclosed herein please find the original and two copies of the Lease dated the 1st day of January, 1990, by and between Dolores Mugnaini and Angelina Capurro, as Landlord, and American Plasma Management, Inc., as Tenant. We had to make changes regarding some of the language that was inaccurate. Please read it, execute it and get it back to me.

         If you have any questions, please do not hesitate to contact the undersigned.


                                  Very truly yours,

                                  /s/ Leo P. Bergin
                                 ---------------------
                                      Leo P. Bergin

LPB:jab
Enclosures
Riter [ILLEGIBLE]
cc: Mrs. Angelina Capurro
    Mrs. Dolores Mugnaini

                                        LEASE


              THIS LEASE is made and entered into this 1st day of January, 1990, by and between DOLORES MUGNAINI and ANGELINA CAPURRO, hereinafter referred to as "Landlord", whose address is 5005 Longley Lane, Reno, Nevada 89511, and AMERICAN PLASMA MANAGEMENT INC., a Utah corporation, hereinafter referred to as "Tenant", whose address is 4764 South 9th East, Salt Lake City, Utah 84117, who agree as follows:

              1. Landlord is the owner of the premises commonly known as 769 and 785 East 2nd Street, Reno, Washoe County, Nevada.

              2. Tenant is willing to lease the premises from Landlord pursuant to the provisions stated in this Lease.

              3. Tenant has examined the premises and is fully informed of their condition.

              PREMISES:

              Landlord leases to Tenant and Tenant leases from Landlord the real property located in Reno, Washoe County, Nevada, commonly known as 769 and 785 East 2nd Street, together with the buildings and other improvements located on the real property ("premises").

              TERM:

              The term of this Lease shall commence on January 1, 1990, and continue until December 31, 1996.

              RENT:

              Beginning January 1, 1990 through December 31, 1996, Tenant shall pay to the Landlord the sum of Two Thousand Five Hundred Dollars ($2,500.00) per month for the use of the premises.

              TAXES AND ASSESSMENTS ON PERSONAL PROPERTY OF TENANT:

              1. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges ("taxes") that are levied and assessed against Tenant's other personal property installed or located in or on the premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                   If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the premises is increased by the inclusion of a value placed on Tenant's personal property, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the levy.

              TAXES:

              Tenant agrees to pay, in addition to the rental above provided, all taxes and assessments against the premises.

              TRIPLE NET LEASE:

              This Lease is to be considered a triple net lease with the Tenant paying all costs of the property, including but not limited to, those enumerated in this Lease.

              NEW ASSESSMENTS:

              If any general or special assessment is levied and assessed against the premises, Tenant shall have the right to prepay any assessments. If Tenant does not so elect, then Landlord can elect to either pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord each time a payment of real property taxes is made, a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

              MAINTENANCE:

              Tenant at its costs shall maintain the premises in good condition. Landlord shall not have any responsibility to maintain the premises. Tenant agrees to maintain the exterior of the premises, including the roof and parking lot, and return the premises to Landlord in the same condition as it was on December 31, 1989.

              MECHANICS' LIENS:

              Tenant shall pay all costs for construction done by it or cause to be done by it on the premises as permitted by this Lease. Tenant shall keep the building, other improvements, and land of which the premises are a part, free and clear of all mechanics' liens resulting from construction done by or for Tenant.

              Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in Nevada in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of N.R.S. 108 and shall provide for the payment of a sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

              UTILITIES AND SERVICES:

              Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, and trash collection, and for all connection charges.

              EXCULPATION OF LANDLORD:

              Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause. Tenant waives all claims against Landlord for damage to person or property arising for any reason.

              INDEMNITY:

              Tenant shall hold Landlord harmless from all damages arising out of any damage to any person or property occurring in, on or about the premises.

    PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE:

    Tenant at its costs shall maintain public liability and property damage insurance, with liability limits of not less than $500,000.00 per person and $1,000,000.00 per occurrence, and property damage limits of not less than $500,000.00 per occurrence, with an aggregate coverage of $1,000,000.00, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises.

    All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of this Lease. Both parties shall be named as co-insureds, and the policy shall contain cross-liability endorsements.

    INSURANCE:

    Tenant shall be responsible for maintaining all risk insurance coverage on the existing premises and structures with a minimum replacement value of $400,000.00 In addition thereto, Tenant shall insure any improvements that it places on the premises.

    WAIVER OF SUBROGATION

    The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the premises and to the fixtures, personal property, tenant's improvements, and alterations of either Landlord or Tenant in or on the premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

    DESTRUCTION:

    If, during the term, the premises are totally or partially destroyed from any cause, rendering the premises totally or partially inaccessible or unusable, Landlord shall restore the premises to substantially the same condition as they were in immediately before destruction, if the restoration can be made under the existing laws and can be completed within 90 working days after the date of the destruction. Such destruction shall not terminate this Lease.

    If the restoration cannot be made in the time stated in this paragraph, then within 15 days after the parties determine that the restoration cannot be made in the time stated in this paragraph, Tenant can terminate this Lease immediately by giving notice to Landlord. If Tenant fails to terminate this Lease and if restoration is permitted under the existing laws, Landlord, at their election, can either terminate this Lease or restore the premises within a reasonable time and this Lease shall continue in full force and effect. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

    ASSIGNMENT:

    Tenant shall not voluntarily assign or encumber its interest in this Lease or in the premises, or sublease all or any part of the premises, or allow any other person or entity (except

Tenant's authorized representatives) to occupy or use all or any part of the premises, without first obtaining Landlord's consent, said consent not to be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. No consent to any assignment, encumbrance or sublease shall constitute further waiver of the provisions of this paragraph.

         DEFAULT PROVISIONS:

         It is agreed that in the event of a breach of any of the covenants of this said Lease to be kept and performed by said Tenant, the Landlord shall give Tenant a written notice of said default and if said default as set out in said written notice remains uncorrected by said Tenant for fifteen
(15) days after receipt of said written notice, or if said default cannot be corrected within a fifteen (15) day period, then Landlord may, at their option, and in addition to any other rights or remedies either in [ILLEGIBLE] or in equity they might have:

              (a) Terminate this Lease and re-enter the said premises, with or without the process of law, and remove all persons and property therefrom; or

              (b) Without terminating this Lease, recover the full rentals and damages from the Tenant for said breach.

              In the event that the rent is not paid within fifteen (15) days from the date it is required to be paid, there will be a ten percent (10%) late penalty for each and every payment received after said fifteen days.

    LANDLORD'S REMEDIES:

    Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

         1. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the premises, including, without limitation, broker's commissions, expenses of remodeling the premises required by the reletting, and like costs. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld.

         2. No act by Landlord other than giving notice to Tenant shall terminate this Lease.

         On termination, Landlord has the right to recover from Tenant:

              (a) The worth, at the time of the award of the unpaid rent that had been earned at the time of the termination of this Lease;

              (b) The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been unreasonably avoided;

              (c) The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

              (d) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

         "The worth, at the time of the award", as used in (a) and (b) of this paragraph, is to be computed by allowing interest at the rate of 12% per annum. "The worth, at the time of the award", as referred to in (c) of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

         3. Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date, shall bear interest at the rate of 12% per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

         4. Rent not paid when due shall bear interest at the rate of 12% per annum from the date due until paid.

         5. Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after notice of the default has been given by Tenant to Landlord and to Landlord's lender. If the default cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commenced to cure the default within the thirty-day period and diligently and in good faith continues to cure the default.

         Tenant, at any time after Landlord commits a default, can cure the default at Landlord's cost. If Tenant at any time, by reason of Landlord's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid, and if paid at a later date shall bear interest at the rate of 12% per annum from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord. If Landlord fails to reimburse Tenant as required by this paragraph, Tenant shall have the right to withhold from future rent due the sum Tenant has paid until Tenant is reimbursed in full for the sum and interest on it.

    LANDLORD'S ENTRY ON PREMISES:

    Landlord and their authorized representatives shall have the right to enter the premises at all reasonable times during working hours for any of the following purposes:

         1. To determine whether the premises are in good condition and whether Tenant is complying with its obligations under this Lease;

         2. To do any necessary maintenance and to make any restoration to the premises that Landlord has the right or obligation to perform;

         3. To serve, post or keep posted any notices required or allowed under the provisions of this Lease.

    NOTICE:

    Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Lease. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within 48 hours from the time of mailing if mailed as provided in this paragraph.

    WAIVER:

    No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

    The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

    No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the premises and accomplish a termination of the Lease.

    Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

    Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

    RECORDATION:

    This Lease shall not be recorded, except that if either party requests the other party to do so, the parties shall execute a Memorandum of Lease in recordable form.

    ATTORNEYS' FEES:

    If either party becomes a party to any litigation concerning this Lease or the premises, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

    If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

    OPTION:

    Landlord shall grant to Tenant an option to lease the premises at the end of the original term for an additional period of five (5) Years. Said Lease shall be in the same nature as to all terms and conditions as this Lease, save and except that the rental shall be $2,750.00 per month. Tenant shall notify Landlord by August 1, 1996 of its intention to exercise its option.

    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.




/s/ Dolores Mugnaini                             AMERICAN PLASMA
------------------------------                   MANAGEMENT INC.
DOLORES MUGNAINI                                 a Utah corporation


/s/ Angelina Capurro                             By
------------------------------                     -----------------------
ANGELINA CAPURRO

         "Landlord"                                 Its
                                                       -------------------
                                                                "Tenant"

                                      EXHIBIT F

                   LETTER EXECUTED OCTOBER 20, 1997 BY AND BETWEEN
                            DANIEL IDEMA AND JOSEPH ROSEN

[LETTERHEAD]

                                                           October 17, 1997



Mr. Daniel Idema
President
American Plasma Management, Inc.
4764 South 9th Street East
Salt Lake City, UT 84117

Dear Mr. Idema:

This will confirm that we are very interested in pursuing with you the purchase by Sera-Tec Biologicals of the business and assets of the six donor centers we discussed, which are owned by American Plasma Management and its affiliates. The centers in which we are interested are located in Salt Lake City, Utah; Reno, Nevada; Boise, Idaho; Kalamazoo, Michigan; Lansing, Michigan; and South Bend, Indiana.

In order to give us sufficient time to review this opportunity and the various materials you have provided or will be providing to us and to formulate an appropriate offer, and in view of the significant effort and expense this will entail on our part, you have agreed that, for a period of thirty (30) days from the date you sign and return this letter, you will not offer or agree to sell all or any substantial portion of the business and assets of any of these six centers to any other person or solicit or encourage any offer to purchase all or any substantial portion of the business and assets of these six centers from any other person. During this period, moreover, each of us will cooperate with the other in furnishing information. Of course, we will endeavor to complete our review IN LESS THAN THIRTY days if that is possible and make an offer to you earlier to the extent that we can.

If this letter accurately reflects our understanding, I would appreciate your so indicating by signing and returning a copy to me.

Mr. Daniel Idema                                       October 17, 1997
American Plasma Management, Inc.                       Page 2



I look forward to working with you.

                         Very truly yours,

                         SERA-TEC BIOLOGICALS
                           LIMITED PARTNERSHIP

                         /s/ Joseph Rosen
                         ---------------------
                         Joseph Rosen
                         President


JR:cwr

ACKNOWLEDGED AND AGREED
this 20th day of October, 1997

AMERICAN PLASMA MANAGEMENT, INC.
for itself and its affiliates, including
American Reno, Inc. and
American Plasma Systems, Inc.

By:  /s/ Daniel Idema
     -----------------------
     Daniel Idema, President

                                     SCHEDULE 2.2

                                 ASSUMED LIABILITIES

LEASES:

1.  769 AND 785 EAST 2ND STREET
    RENO, NEVADA

    RENT: $2,500.00 TRIPLE NET
    TERM: JANUARY 1, 1990 THROUGH DECEMBER 31, 1996.
    OPTION: FIVE YEARS WITH MONTHLY RENT SPECIFIED AT $2,750.00.

    STATUS: HAVE CONTINUED TO PAY $2,500.00 PER MONTH AND HAVE NOT EXERCISED FIVE YEAR OPTION.

2.  1021 BROADWAY AVENUE
    BOISE, IDAHO

    RENT: BASE RENT IS $800.00 PER MONTH ADJUSTED BY "ALL COMMODITY INDEX", WHICH CURRENTLY TOTALS $1,234.09.
    TERM: SEPTEMBER 10, 1983 THROUGH SEPTEMBER 9, 1993, WITH A FIVE YEAR OPTION WHICH WAS EXERCISED THROUGH SEPTEMBER 9, 1998.

    STATUS: CURRENTLY UNDER OPTION AND PAYING $1,234.09 PER MONTH.

NO OTHER LIABILITIES ARE HEREBY BEING ASSUMED.

                                     SCHEDULE 4.2

                                 PERMITS AND APROVALS


LOCATION             FDA LICENSE #     CLIA ID#      CERTIFICATION ABRA OPP
------------------  --------------  ------------  --------------------------

Kalamazoo, Michigan       0732-001   46D0377014   12/30/92-12/30/98 (Attached)

South Bend, Indiana       0898-001   46D0357109   08/06/93-08/06/99 (Attached)

Salt Lake City, Utah      0732-004   46D0524160   03/31/92-03/31/98 (Attached)

Reno, Nevada              0839-001   29D0888240   06/29/92-06/29/98 (Attached)

Boise, Idaho              0898-002   46D0521897   09/22/92-09/22/98 (Attached)

Lansing, Michigan         0732-002                     (Ceased Operation)

                     DEPARTMENT OF HEALTH, EDUCATION, AND WELFARE
                                   WASHINGTON, D.C.
                                ESTABLISHMENT LICENSE
                                FOR THE MANUFACTURE OF
                                 BIOLOGICAL PRODUCTS


This is to certify that Establishment License No. 839 is hereby issued to American Plasma-Reno, Inc., the manufacturer, located at Reno, Nevada, through the establishment identified as American Plasma-Reno, Inc., located at Reno, Nevada, pursuant to Section 351 of the Public Health Service Act, approved July 1, 1944 (58 Stat. 702, 42 U.S.C. 262), as amended, and the regulations hereunder. The license authorizes the manufacturer to maintain an establishment for the propagation or manufacture and preparation for sale, barter, or exchange in the District of Columbia, or for sending, carrying, or bringing for sale, barter, or exchange from any State or possession into any other State or possession or into any foreign country, or from any foreign country into any State or possession, any virus, therapeutic serum, toxin, antitoxin, vaccine, blood, blood component or derivative, allergenic product, or analogous product, or arsphenamine or its derivatives, for which the manufacturer holds an unsuspended and unrevoked product license issued by the Secretary of Health, Education, and Welfare pursuant to said Act and regulations.





DATE AUG 13 1980                              /s/ [ILLEGIBLE]
    -------------                            ---------------------------------
                                             for DIRECTOR, BUREAU OF BIOLOGICS
                                              FOR FOOD AND DRUG ADMINISTRATION

                                        [SEAL]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     DEPARTMENT OF HEALTH, EDUCATION, AND WELFARE
                                   WASHINGTON, D.C.

                                ESTABLISHMENT LICENSE

                                FOR THE MANUFACTURE OF
                                 BIOLOGICAL PRODUCTS


This is to certify that Establishment License No. 732 is hereby issued to American Plasma Management, Inc., the manufacturer, located at Salt Lake City, Utah, through the establishment identified as American Plasma Management, Inc., located at Salt Lake City, Utah, with 3 locations which follow,



                        East Lansing, Michigan
                        Kalamazoo, Michigan
                        Salt Lake City, Utah



pursuant to Section 351 of the Public Health Service Act, approved July 1, 1944 (58 Stat. 702, 42 U.S.C. 262), as amended, and the regulations thereunder. The license authorizes the manufacturer to maintain an establishment for the propagation or manufacture and preparation for sale, barter, or exchange in the District of Columbia, or for sending, carrying, or bringing for sale, barter, or exchange from any State or possession into any other State or possession or into any foreign country, or from any foreign country into any State or possession, any virus, therapeutic serum, toxin, antitoxin, vaccine, blood, blood component or derivative, allergenic product, or analogous product, or arsphenamine or its derivatives, for which the manufacturer holds an unsuspended and unrevoked product license issued by the Secretary of Health, Education, and Welfare pursuant to said Act and regulations.


DATE  MAR 28  1980                               /s/ [ILLEGIBLE]
    ----------------                             -----------------------------
                                           for   DIRECTOR, BUREAU OF BIOLOGIES
                                                 FOOD AND DRUG ADMINISTRATION

                                        [SEAL]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       DEPARTMENT OF HEALTH AND HUMAN SERVICES
                                   WASHINGTON, D.C.
                                ESTABLISHMENT LICENSE
                                FOR THE MANUFACTURE OF
                                 BIOLOGICAL PRODUCTS



This is to certify that Establishment License No. 898 is hereby issued to American Plasma Systems, Inc., the manufacturer, located at Salt Lake City, Utah, through the establishment identified as American Plasma Systems, Inc., located at South Bend, Indiana and Boise, Idaho, pursuant to Section 351 of the Public Health Service Act, approved July 1, 1944 (58 Stat. 702, 42 U.S.C.
262), as amended, and the regulations thereunder. The license authorizes the manufacturer to maintain an establishment for the propagation or manufacture and preparation for sale, barter, or exchange in the District of Columbia, or for sending, carrying, or bringing for sale, barter, or exchange from any State or possession into any other State or possession or into any foreign country, or from any foreign country into any State or possession, any virus, therapeutic serum, toxin, antitoxin, vaccine, blood, blood component or derivative, allergenic product, or analogous product, or arsphenamine or its derivatives, for which the manufacturer holds an unsuspended and unrevoked product license issued by the Secretary of Health and Human Services pursuant to said Act and regulations.


DATE    January 17, 1984        [SEAL]            /s/ [ILLEGIBLE]
    ------------------------             ---------------------------------
                                         for DIRECTOR, OFFICE OF BIOLOGICS
                                        NATIONAL CENTER FOR DRUGS AND BIOLOGICS
                                            FOOD AND DRUG ADMINISTRATION

                                    DEPARTMENT OF
                              HEALTH AND HUMAN SERVICES
                                   Washington, D.C.


                                   PRODUCT LICENSE



         This is to certify that American Plasma Management, Inc., the manufacturer, located at Salt Lake City, Utah, through the establishment identified as American Plasma Management, Inc., located at Salt Lake City, Utah, and holding Establishment License No. 732 is hereby authorized to propagate or manufacture and prepare for sale


                                    Source Plasma



    This Department having been satisfied that the requirements of the Public Health Service Act, approved July 1, 1944 (58 Stat. 702, 42 U.S.C. 262), as amended, for the regulation of biological products and of the regulations thereunder have been met with respect to the product specified above.



    Date: April 2, 1986                  /s/ [ILLEGIBLE]
         ---------------------        -----------------------------------------
                                      for DIRECTOR, OFFICE OF BIOLOGICS
                                                 RESEARCH AND REVIEW CENTER FOR
                                                 DRUGS AND BIOLOGICS
                                                 FOOD AND DRUG ADMINISTRATION

                                    DEPARTMENT OF
                              HEALTH AND HUMAN SERVICES
                                   Washington, D.C.


                                   PRODUCT LICENSE



         This is to certify that American Plasma-Reno, Inc., the manufacturer, located at Reno, Nevada, through the establishment identified as American Plasma-Reno, Inc., located at Reno, Nevada, and holding Establishment License No. 839 is hereby authorized to propagate or manufacture and prepare for sale


                                    Source Plasma



    This Department having been satisfied that the requirements of the Public Health Service Act, approved July 1, 1944 (58 Stat. 702, 42 U.S.C. 262), as amended, for the regulation of biological products and of the regulations thereunder have been met with respect to the product specified above.



    Date: November 21, 1985              /s/ [ILLEGIBLE]
         ---------------------        -----------------------------------------
                                      for DIRECTOR, OFFICE OF BIOLOGICS
                                                 RESEARCH AND REVIEW CENTER FOR
                                                 DRUGS AND BIOLOGICS
                                                 FOOD AND DRUG ADMINISTRATION

                                    DEPARTMENT OF
                              HEALTH AND HUMAN SERVICES
                                   Washington, D.C.


                                   PRODUCT LICENSE



         This is to certify that American Plasma Systems, Inc., the manufacturer, located at Salt Lake City, Utah, through the establishment identified as American Plasma Systems, Inc., located at Salt Lake City, Utah, and holding Establishment License No. 898 is hereby authorized to propagate or manufacture and prepare for sale


                                    Source Plasma



    This department having been satisfied that the requirements of the Public Health Service Act, approved July 1, 1944 (58 Stat. 702, 42 U.S.C. 262), as amended, for the regulation of biological products and of the regulations thereunder have been met with respect to the product specified above.



    Date: August 6, 1985                 /s/ [ILLEGIBLE]
         ---------------------        -----------------------------------------
                                          for DIRECTOR, OFFICE OF BIOLOGICS
                                                RESEARCH AND REVIEW CENTER FOR
                                                DRUGS AND BIOLOGICS
                                                FOOD AND DRUG ADMINISTRATION

                                     [LETTERHEAD]


    February 12, 1997
    Reference No. QPPC97086


    Daniel Idema
    American Plasma Management, Inc.
    4764 South 900 East
    Salt Lake City, UT  84117

    RE:  QPP Recertification of the Kalamazoo, Michigan Facility

    Dear Mr. Idema:

    We are pleased to acknowledge Quality Plasma Program Recertification of the Kalamazoo, Michigan facility.

    Through evaluation and third-party inspection on December 14, 1996 and after review of corrective actions taken in response to findings during inspection, it has been determined that the Kalamazoo, Michigan facility meets the facility and donor criteria for QPP Certification. The QPP Certification period for this facility began December 30, 1992 and is effective through December 30, 1998, at which time a recertification inspection will be scheduled to determine continuing compliance to the QPP Standards.

    By following the QPP criteria, your facility and other QPP-certified facilities are taking a bold and progressive approach toward providing the highest quality Source Plasma and, ultimately, plasma products available anywhere in the world.

    Please extend our congratulations to the staff of the Kalamazoo, Michigan facility.

    Best regards,


    /s/ Bonnie Sporre
    Bonnie Sporre
    QPP Coordinator


    cc:  Scott Maschke
         American Biomedical Center
         705 North Park Street
         Kalamazoo, MI  49007-3449

                                    [LETTERHEAD]


    October 3, 1997
    Reference No. QPPC97451

    Daniel Idema
    American Plasma Management
    4764 South 900 East
    Salt Lake City, UT  84117


    RE:     QPP Recertification of the South Bend, IN facility


    Dear Mr. Idema:

    We are pleased to acknowledge Quality Plasma Program Recertification of the South Bend, IN facility.

    Through evaluation and third-party inspection on August 7, 1997 and after review of corrective actions taken in response to findings during inspection, it has been determined that the South Bend, IN facility meets the facility and donor criteria for QPP Certification. The QPP Certification period for this facility began August 6, 1993 and is effective through August 6, 1999, at which time a recertification inspection will be scheduled to determine continuing compliance to the QPP Standards.

    By following the QPP criteria, your facility and other QPP-certified facilities are taking a bold and progressive approach toward providing the highest quality Source Plasma and, ultimately, plasma products available anywhere in the world.

    Please extend our congratulations to the staff of the South Bend, IN facility.

    Best regards,

    /s/ Richard Robinson
     Richard Robinson
     QPP Administrator

    RSR/kgm

    cc:  Toni Mann
         American Biomedical Center
         515 Lincolnway West
         South Bend, IN 46601-1117

                                    [LETTERHEAD]


May 30, 1996
Reference No. QPP96467

Daniel L. Idema
American Biomedical Center
4764 South 900
Salt Lake City, UT 84117

RE:  QPP Recertification of the Salt Lake City, Utah Facility

Dear Dan:

We are pleased to acknowledge Quality Plasma Program Recertification of the Salt Lake City, Utah facility.

Through evaluation and third-party inspection on May 20, 1996, it has been determined that the Salt Lake City, Utah, facility meets the facility and donor criteria for QPP Certification. The QPP Certification period for this facility began March 31, 1992, and is effective through March 31, 1998, at which time a recertification inspection will be scheduled to determine continuing compliance to the QPP Standards.

By following these additional criteria, your facility and other QPP-certified facilities are taking a bold and progressive approach toward providing the highest quality Source Plasma and, ultimately, plasma products available anywhere in the world.

Please extend our congratulations to the staff of the Salt Lake City, Utah facility.

Best regards,

/s/ Bonnie Sporre
Bonnie Sporre
QPP Coordinator


cc: Christine L. Hemken
    American Biomedical Center
    606 W. North Temple
    Salt Lake City, UT 84116-3455

                                     [LETTERHEAD]


    July 24, 1996
    Reference No. QPPC96581


    Daniel Idema
    American Plasma Reno, Inc.
    4764 South 900 East
    Salt Lake City, UT 84117

    RE:  QPP Recertification of the Reno, Nevada Facility

    Dear Daniel:

    We are pleased to acknowledge Quality Plasma Program Recertification of the Reno, Nevada facility.

    Through evaluation and third-party inspection on June 27, 1996 and after review of corrective actions taken in response to findings during inspection, it has been determined that the Reno, Nevada, facility meets the facility and donor criteria for QPP Certification. The QPP Certification period for this facility began June 29, 1992 and is effective through June 29, 1998, at which time a recertification inspection will be scheduled to determine continuing compliance to the QPP Standards.

    By following these additional criteria, your facility and other QPP-certified facilities are taking a bold and progressive approach toward providing the highest quality Source Plasma and, ultimately, plasma products available anywhere in the world.

    Please extend our congratulations to the staff of the Reno, Nevada, facility.

    Best regards,


    /s/ Bonnie Sporre
    Bonnie Sporre
    QPP Coordinator


    cc:    Margaret G. Elkey
           American Biomedical Center
           785 East 2nd Street
           Reno, NV  89502-1018

                                    [LETTERHEAD]


    December 3, 1996
    Reference No. QPPC96765


    Daniel L. Idema
    American Plasma Systems, Inc.
    4764 South 900 East
    Salt Lake City, UT 84117


    RE:   QPP Recertification of the Boise, Idaho Facility


    Dear Mr. Idema:

    We are pleased to acknowledge Quality Plasma Program Recertification of the Boise, Idaho facility.

    Through evaluation and third-party inspection on September 4, 1996 and after review of corrective actions taken in response to findings during inspection, it has been determined that the Boise, Idaho facility meets the facility and donor criteria for QPP Certification. The QPP Certification period for this facility began September 22, 1992 and is effective through September 22, 1998, at which time a recertification inspection will be scheduled to determine continuing compliance to the QPP Standards.

    By following these additional criteria, your facility and other QPP-certified facilities are taking a bold and progressive approach toward providing the highest quality Source Plasma and, ultimately, plasma products available anywhere in the world.

    Please extend our congratulations to the staff of the Boise, Idaho facility.

    Best regards,


    /s/ Bonnie Sporre
    Bonnie Sporre
    QPP Coordinator

    cc:  Anne Bryant
         American Biomedical Center
         1021 Broadway Avenue
         Boise, ID 83706-3624

                                     Schedule 4.3

                                 Financial Statements

Schedules of fixed assets, depreciation schedules, and a schedule of plasma inventory by location will be provided within seven days of the closing.

                                     Schedule 4.5

                                  Assumed Contracts

                                         None

                                     Schedule 4.6

                      Title to and Condition of Purchased Assets

None.

                                     Schedule 4.7

                                    Assumed Leases

Leases:

1.  769 and 785 East 2nd Street
    Reno, Nevada
    Rent: $2,500.00 Triple Net
    Term: January 1, 1990 through December 31, 1996.
    Option: Five Years with monthly rent specified at $2,750.00.
    Status: Have continued to pay $2,500.00 per month and have not exercised five year option.

2.  1021 Broadway Avenue
    Boise, Idaho
    Rent: Base Rent is $800.00 per month adjusted by "All
    Commodity Index", which currently totals $1,234.09.
    Term: September 10, 1983 through September 9, 1993, with a five year option which was exercised through September 9, 1998.
    Status: Currently under option and paying $1,234.09 per month.

3.  515 Lincoln Way West
    South Bend, Indiana
    Owned Property

4.  705 North Park Street
    Kalamazoo, Michigan
    Owned Property

5.  606 West North Temple
    Salt Lake City, Utah
    Owned Property

                                    SCHEDULE 4.13


                                INTELLECTUAL PROPERTY


Standard Operating Procedures for the Procurement of Source Plasma, Reactive for Hepatitis B Surface Antigen (Attached)

All software resident to computer hardware purchased herein

                            STANDARD OPERATING PROCEDURES
                        FOR THE PROCUREMENT OF SOURCE PLASMA,
                       REACTIVE FOR HEPATITIS B SURFACE ANTIGEN

                                         for

                         AMERICAN PLASMA MANAGEMENT, INC. AND
                              AMERICAN PLASMA-RENO, INC.

REVISED 2/93

                                  TABLE OF CONTENTS

   I.    Donor Suitability - page 1
         Exhibit A - AIDS - pages 2,3
         Exhibit B - Informed Consent - page 4

  II.    Donor Frequency - page 5

 III.    Donor Precautions - page 5

  IV.    Staff Precautions - page 6
         Exhibit- C - Training Staff - pages 7,8,9
         AIDS Information Sheet - page 10
         Hepatitis Information Sheet - page 11
         Exhibit D - Injury Protocol - page 12
         Employee Incident Report - page 13
         Precautions to Limit Exposure - page 14
         Exhibit E - Cleaning Protocol - page 15
         Attachment I - page 16

   V.    Materials Precautions - page 17

  VI.    Testing Facility - page 17
         Exhibit F - Letter from Testing Lab - page 18

 VII.    Product Labeling - page 19
         Biohazard Label - page 20

VIII.    Storage - page 21

  IX.    Shipping - page 21

   X.    Records - page 21

  XI.    Informed Consent - page 22

 XII.    S.O.P. - page 22

XIII.    Donor Processing - page 22
         Donor Form FN-404 - page 23
         Addenda - pages 24,25,26,27

                                I.   DONOR SUITABILITY

    Donors must qualify medically as Source Plasma donors with the exception of a history of hepatitis and/or a reactive HBsAg test. Donors will be free of signs and symptoms of acute hepatitis the day of plasmapheresis. Intravenous drug users (past or present) will not be accepted into the program. Prior to the initial donation, and monthly thereafter, a medical evaluation will be performed including a physical examination and review of laboratory reports, the donor's ALT level will be determined and deviation in excess of twice the predetermined baseline value, as established by the testing laboratory, will immediately disqualify the donor. These donors may be reinstated only after evaluation by, and at the discretion of, the center Medical Director.

    The ALT level of an HBsAg-positive donor must not exceed twice the upper limit of the NORMAL population range, as established by the testing laboratory.

    Donors shall receive and document understanding of AIDS educational materials at each donation. An informed consent for each donation will include this additional phrase, "I have read, reviewed and understand the information provided to me regarding the spread of the AIDS virus by donated blood and plasma, and if I consider myself to be a person at risk for spreading the virus known to cause AIDS, I agree not to donate blood or plasma for transfusion to another person or for further manufacture EXCEPT FOR (SPECIFICALLY APPROVED INDICATIONS)."

    An HBsAg-positive donor must be HIV negative. AIDS educational material specific for serial HBsAg-positive donors must be made available to the donor at each donation. A signature and date must be received from the donor at each donation indicating that the donor has received and read the AIDS educational information (See Exhibit A.)

    See Exhibit B. - Revised Consent and Release Form for HBsAg-positive donors.

    Donors will present written approval from their personal physician or the plasma center's Medical Director if he/she is the donor's personal physician of record, with regard to volume and schedule of products to be collected.

                                      EXHIBIT A

AIDS EDUCATION FORM SPECIFIC FOR HBsAg-POSITIVE DONORS  Age     Sex
                                                           ----    ----

A very serious disease known as AIDS (Acquired Immunodeficiency Syndrome) has been discovered by the medical community. AIDS is a disease caused by the HIV-1 virus which attacks the body's immune system and makes it unable to fight disease and infection. There is no known cure for AIDS at this time. People with this disease carry the HIV-1 virus in their blood and, therefore, may transmit the disease to anyone who receives blood or plasma that they have donated.

It is also possible that a person may be infected with the virus but not know it. They may have a negative HIV test, but the infection can still be present and transmitted to others. For this reason, we must give you as much information as is possible so that you can find out if you are at risk for being infected with HIV-1 virus. If you find that you are a member of one of the risk groups, or that you have one of the symptoms of AIDS, you MUST NOT donate plasma. It could be very harmful for someone who may come into contact with your blood or plasma.

                               I. RISK GROUPS FOR AIDS

    Review with donor, rephrasing or using synonyms appropriate to the local donor population. Upon concluding review, ask donor whether they are a member of any group listed.

1.  Persons with clinical or laboratory evidence of HIV (AIDS virus) infection
2.  Men who have had sex with another man, even one time since 1977
3.  Past or present intravenous drug users
4. Persons with hemophilia or related clotting disorders who have received clotting factor concentrates
5.  Men and women who have engaged in sex for money or drugs since 1977

WITHIN THE PAST 12 MONTHS:

6.  Persons who have had sex with any person meeting the above descriptions
7. Persons who have had, or have been treated for syphilis or gonorrhea, or who have had a reactive screening test for syphilis in the absence of a negative confirmatory test. NOTE: 12 Month deferral must be calculated from date of diagnosis. Documentation of treatment must be obtained and STS test must subsequently be negative.
8. Persons who have received a transfusion of whole blood, a blood component (e.g., cryoprecipitated AMF, platelets) or a clotting factor concentrate (e.g., Factor IX). NOTE: Receipt of any other FDA-licensed plasma derivative other than clotting factor (e.g., Albumin) does not require exclusion.

DONOR RESPONSE:       YES      NO  Reviewer Initials:
                 -----   ------                      -------

                           II.  SIGNS AND SYMPTOMS OF AIDS

    Review with donor. Upon conclusion of review, ask donor whether they have experienced any of the symptoms listed.

1.  Unexplained weight loss                 5.   Persistent white spots or
2.  Night sweats                                 unusual blemishes in the mouth
3.  Blue or purple spots (typical           6.   Temperature greater than 100.5
    of Kaposi's Sarcoma) on or under             degrees Fahrenheit for more
    the skin, or on mucous membranes             than 10 days
4.  Swollen lymph nodes lasting more        7.   Persistent cough and shortness
    than one month                               of breath
                                            8.   Persistent diarrhea

DONOR RESPONSE:        YES      NO  Reviewer Initials:
                 ------   ------                      ------

                          III.  PRE-DONATION AIDS QUESTIONS

    Refer to Side 2 of this form.

DONOR RESPONSE:        YES      NO  Reviewer Initials:
                 ------   ------                      ------

                           IV.  UNDERSTANDING AIDS FEEDBACK

    Obtain verbal feedback for each of the following questions to assess the donor's understanding of AIDS.

1. What is meant by a "Risk Group" and what are three (3) risk groups for AIDS?
2.  What are four (4) symptoms of AIDS?
3.  What is one of the ways a person can get AIDS?

                           V. DONOR CERTIFICATION STATEMENT

    Prior to having donor read and sign below, again provide them with the opportunity to self-exclude, asking them whether they are a member of any of the risk groups or have experienced any of the signs and symptoms of AIDS outlined on this form.

DONOR STATEMENT:

I certify that I UNDERSTAND the information given to me about the spread of AIDS outlined on this form.
I certify that I AM NOT A MEMBER OF ANY AIDS RISK GROUP.
I certify that I HAVE NOT EXPERIENCED ANY SYMPTOMS OF AIDS.
I understand that the blood or plasma I donate will be used in products FOR INJECTION TO OTHERS.
IF I THINK I AM AT RISK for transmitting the AIDS virus to others, I WILL NOT SIGN THIS FORM.

    Date                  Signature of Donor
         ------------                        -----------------------------------


I have reviewed the AIDS questions and feel the donor understands the AIDS information contained on this form.

    Date                 Signature of Witness
         ------------                         ----------------------------------

                                         (Physician, Physician Substitute, or
                                          Health Professional)

                                  EXHIBIT A - CON'T

                PRE-DONATION AIDS QUESTIONS FOR HBsAg-POSITIVE DONORS
                                  (NEW DONORS ONLY)

Obtain a verbal response from the donor for each question asked.

1. Do you have AIDS, or have you ever had a positive test for the AIDS virus, also known as HIV?

2.  Have you ever taken illegal drugs with a needle, even one time?

3. Have you ever taken clotting factor concentrates for a bleeding disorder, such as hemophilia?

4.  At any time since 1977, have you taken money or drugs for sex?

5.  MALE DONORS ONLY: Have you had sex with another man, even one time since
    1977?

6. Have you had sex in the last 12 months with anyone who HAS HAD AIDS or has had a positive test for the AIDS (HIV) virus?

7. FEMALE DONORS ONLY: In the last 12 months, have you had sex with a man who has had sex with another man, even only one time since 1977?

8. Have you had sex in the last 12 months with anyone who has taken illegal drugs with a needle?

9. At any time in the last 12 months, have you GIVEN money or drugs to someone to have sex with you?

10. At any time in the last 12 months, have you had sex with anyone who has TAKEN money or drugs for sex?

11. Have you had sex within the last 12 months with anyone who has taken clotting factor concentrates for a bleeding disorder, such as hemophilia?

12. In the last 12 months, have you HAD or been TREATED for syphilis or gonorrhea?

                                      EXHIBIT B

                      INFORMED CONSENT FOR HBsAg-POSITIVE DONORS
                               AUTOMATED PLASMAPHERESIS

Plasmapheresis is a procedure by which the plasma, or liquid portion of your whole blood is separated from the cellular elements of the blood: red blood cells, white blood cells and platelets. The plasmapheresis process described in this consent is automated, meaning that the separation is performed totally by an instrument which is designed for this process. The entire procedure can be accomplished through only a single needle as follows:

    a. Small amounts of your blood will be drawn from your arm and the HBsAg-positive plasma separated by centrifugation (fast spinning motion) and possibly also filtration, depending upon the type of instrument being used.

    b. The HBsAg-positive plasma (liquid) portion of your blood will then be removed into a separate collection or pooling container.

    c. The instrument will automatically return the red cells portion of your blood back to you.

    d. Steps a, b and c will then be repeated until the correct amounts of HBsAg-positive plasma is collected, based on your [ILLEGIBLE]
         (% of red cells) and/or body weight.

The purpose of plasmapheresis is to obtain only the HBsAg-positive plasma portion of your blood without depriving you of your red blood cells. It takes a longer time for your body to regenerate red blood cells to replace those lost. Plasma, however, is replaced much faster. You can donate HBsAg-positive plasma two times in any 7 day period. There must be at least 2 days between these two donations.

Some of your blood or plasma will be used at each donation for the performance of blood tests. Once your plasma has been tested for hepatitis and found to be positive, it will no longer be tested for this disease; however, in addition to tests for syphilis, plasma protein and other infectious agents as required, we will be performing a test for the antibody to HIV. Researchers have found these antibodies in individuals who have been exposed to the AIDS virus. A reactive HIV test is a preliminary finding and does not confirm infection with AIDS. Should we obtain a reactive result for your HIV test, you will be notified in a confidential manner and referred to your personal physician or appropriate public health agencies. Unsuitable test results for the HIV test will result in your name being entered into our donor rejection files, meaning you will not be able to donate blood or plasma at ours or other facilities. You will be advised not to donate blood or plasma in the future for protection of the recipients of these blood products. We will also advise you to inform your sexual partner(s) of your test status. If your partner is a donor of this center, we will be required to defer him/her from further donation also. Unsuitable results for any of the tests we perform may be required to be reported to public health agencies. A sample of your plasma will also be used for drug testing. A positive drug serum will result in permanent rejection from further donations at this center. Your plasma will be used for non-injectable purposes. It will also be used in diagnostic kits.

Anytime you draw blood from the human body and reinfuse blood into the human body, there is always risk involved. The risks include:

1. Dizziness, nausea and fainting during the procedure and upon standing or walking afterwards.

2. Inability to return red cells to you will stop your plasmapheresis donation. This may lower your hemoglobin so that it may be necessary to wait eight weeks until you will be permitted to donate plasma again. It must be understood that this might be due to equipment failure, infiltrations or clotting of the blood within our bleeding system.

    Monetary reimbursement will not be made for donations missed during this time.

3. A blood clot may form under the skin on your arm at the venipuncture site. This may become swollen and tight until it is absorbed and carried away by the fluids in your body tissues. There is also a small chance that a blood clot could be carried to other organs in your body and damage them. If your arm or hand should become cold and/or discolored, see a doctor immediately and notify or come into our plasmapheresis center during business hours.

4. An infection may develop at the venipuncture site and may possibly spread to other places, even after thorough preparation of the skin.

5. It may be necessary to insert a needle into a second vein if a problem does develop during our procedure.

6. There is a possibility that the equipment and materials which we are using (although supplied by FDA-approved manufacturers) may be contaminated and cause serious illness to you.

7. There is a possibility of you having an adverse reaction, either to the anticoagulant that is reinfused with your blood, or to the reinfusion of your own red cells. Reactions due to any anticoagulant that is reinfused may be reduced by advising the phlebotomists assigned to you, who then may be able to reduce pump speed.

Prior to your donation, the phlebotomist will inform you about the indicator lights and/or alarm on the automated instrument and how you can assist in monitoring the flow of your blood.

A physical examination you must take prior to donation will determine whether you are physically able to donate your plasma on a regular basis. Anytime your health or physical status changes, such as [ILLEGIBLE], /hematocrit and/or hemoglobin, weight or any other physical change that does not meet our standard as defined in our SOP manual, your deferral or removal from the program may become necessary. If difficulties develop in the plasmapheresis process, the center's physician, physician substitute or a physician at a local hospital will be treating you.

HBsAg-Positive Donors must never donate blood or blood products for further manufacture or for transfusion.

YOU ARE FREE TO DISCONTINUE PARTICIPATION IN THE PLASMAPHERESIS PROGRAM AT ANY TIME! THE LONG-TERM EFFECTS OF DONATING HBsAg-POSITIVE PLASMA ON HBsAg-POSITIVE INDIVIDUALS IS UNKNOWN.

                    DONOR'S STATEMENT OF CONSENT AND UNDERSTANDING

I have read, or have had read to me, this informed consent. This procedure is perfectly clear to me, and the risks involved were explained to me by the Center's Physician, Physician Substitute or Health Professional. I agree that the Center Physician or Physician Substitute is authorized to give me any treatment necessary to respond to any difficulties or adverse reactions I may experience in the process.

Information about the disease AIDS has been explained to me by the Physician, Physician Substitute or Health Professional; and I understand that I should not donate if I am a member of any risk group or have any symptoms of this disease, as was discussed with me.

Should the results of any of the tests performed on my blood or plasma be returned as unsuitable, I prefer to be contacted as indicated below. I understand that I will be asked to make a personal appearance at this center to receive information concerning the identity of test results.

Please check preference:  Notify me by       Phone       Letter
                                        -----       -----

I want to participate in the plasmapheresis program at this American Plasma affiliate center. I have been provided with a clear opportunity to ask questions and to refuse participation and further understand that I may discontinue my participation at any time.

DATE                    Signature of Donor
    ---------------                          -------------------------
                        Signature of Witness
                                             -------------------------
                                             (Physician, Physician Substitute
                                              or Health Professional)

                            II.  DONOR FREQUENCY (MAXIMUM)

    Two donations per week, not to exceed twice in seven days nor within 2 days of each other, with the donor's personal physician's approval or the medical director's approval if he/she is the donor's physician of record.

                               III.  DONOR PRECAUTIONS

    HBsAg reactive donors will be isolated in time and/or distance from all other donors. HBsAg reactive donors will be assigned charts, bleed numbers and donor numbers easily identifiable as exclusive to this program. Normal blood will not be centrifugated in the same centrifuge at the same time as HBsAg reactive blood. HBsAg-positive blood will be double wrapped in absorbent packing material when centrifugated.

    American Plasma's donor floor is divided into sections by four (4) foot walls. During the donation of an HBsAg-positive donor, that donor will be the only donor in that section. HBsAg-positive donors must try to be scheduled at times other than regular posted operational hours. During an HBsAg-positive donation, the floor supervisor will be assigned specifically to deal with this donor. This will be the supervisor's only responsibility while the HBsAg-positive donor is donating. This supervisor will have nothing to do with any other section should it occur that normal donors are on the donor floor at the same time as an HBsAg-positive donor. The phlebotomist will wear a disposable gown, face mask, goggles and gloves while working with an HBsAg-positive donor.

                                IV.  STAFF PRECAUTIONS

    Only a trained floor supervisor, specifically trained to deal with an HBsAg-positive donor, will be involved with that donor. Training shall occur prior to any involvement with the processing of an HBsAg-positive donor. Retraining shall occur prior to any involvement with an HBsAg-positive donor if more than thirty (30) days has lapsed between donations of an HBsAg-positive donor.

    Detailed safety instructions are documented and signed by staff members involved in this program. Each of these staff members has available any and all medical treatments as well as applicable immunizations when dealing with donors in this program.

    Staff handling HBsAg reactive donors, blood or blood-contaminated materials will wear gloves, gowns, goggles and masks. After finishing the procedure, all involved personnel will immediately wash their hands with an FDA-approved germicidal soap. All CDC and state OSHA standards will be adhered to.

    The training program is updated by the Responsible Head in conjunction with the Medical Director, who is a board-certified Hematologist and Pathologist. Updates are done when there is a change in procedure required by the FDA, or the purchaser of the HBsAg-positive units or if there is a change in any legal shipping requirement. Each of these updates will be submitted to the F.D.A.
for approval. Once approved, each staff member involved in dealing with an HBsAg-positive donor will be schooled in these new procedures. In that drawing HBsAg-positive donors is not a continuous ongoing program, the procedures are reviewed at the out set of the program and then reviewed every 60 days for changes and/or consistency. (See Exhibit C.)

    See Exhibit D. regarding the safety program for dealing with inadvertent injury.

    See Exhibit E. for cleaning protocol.

CONTROL AND THE DEPARTMENT OF TRANSPORTATION

    No sample or unit will be shipped without the appropriate label, packaging container and documentation.

                                      EXHIBIT C

                                    HBsAg-Positive
                          Training Schedule for Prep. Tech.

    The signatures of the trainee and supervisor indicate that the procedures of the section have been clearly explained and the trainee has been observed and evaluated in the performance of those procedures. This signifies that in those sections signed, the trainee can perform the procedures with competence and without the need for direct supervision. The trainee also understands that this is a high-risk training procedure for processing HBsAg-positive donors.

SECTION 1  (crit. station)             Date Started_____ Date Completed_____
    prime directive, crit. position,   Trainee Sig.___________________________
    finger stain check, collecting     Supervisor Sig.________________________
    crit. sample, bloodtyping,
    reading crits., FDA limits,
    resticks, pulling charts,
    writing labels, annual phys.
    stamp, review and evaluate


SECTION 2 (vitals)                     Date Started_____  Date Completed_____
    taking BP, pulse, temp. and FDA Trainee Sig.__________________________ limits, code stamp, T.T. stamp, Supervisor Sig._______________________ phys. sheet, review and evaluate

SECTION 3 (new donors)                 Date Started_____  Date Completed_____
    prior to vital, following          Trainee Sig.__________________________
    physical, review and evaluate      Supervisor Sig. ______________________

SECTION 4 (questions)                  Date Started_____  Date Completed_____
    keeping D.R.F. current,            Trainee Sig.__________________________
    questions, weigh-in, arm           Supervisor Sig. ______________________
    check, review and evaluate

SECTION 5 (bags)                       Date Started_____  Date Completed_____
    making up bags, flow to floor,     Trainee Sig.__________________________
    changing lot numbers, review       Supervisor Sig._______________________
    and evaluate

SECTION 6 (money box)                  Date Started_____  Date Completed_____
    paying donors                      Trainee Sig.__________________________
                                       Supervisor Sig._______________________

SECTION 7                              Date Started_____  Date Completed_____
    opening and closing                Trainee Sig.__________________________
    procedures, keeping logs,          Supervisor Sig._______________________
    review and evaluate

    Retraining shall occur if an HBsAg-positive donor is not processed for 30 days. Review of training shall occur every 60 days for updates and to maintain consistency. Retraining and reviews will use this same form and will be kept in the trainee's personnel file.

                                      EXHIBIT C

                                    HBsAg-Positive
                          Training Schedule for Phlebotomist

  The signatures of the trainee and supervisor indicate that the procedures of the section have been clearly explained and the trainee has been observed and evaluated in the performance of those procedures. This signifies that in those sections signed, the trainee can perform the procedures with competence and without the need for direct supervision. The trainee also understands that this is a high-risk training procedure for processing HBsAg-positive donors.

SECTION 1                         Date Started_________Date Completed__________
  prime directive, sterile-       Trainee Sig._________________________________
  aseptic awareness, spiking Supervisor Sig.______________________________ bottles, rinsing bags, donor D.C., log, review and evaluate.

SECTION 2 Date Started_________Date Completed__________ pulling bags, switching over, Trainee Sig._________________________________
 bag wt. and scale function, Supervisor Sig.______________________________ test tubes, review and evaluate

SECTION 3 Date Started_________Date Completed__________ HIR and DTH, blood bag ID, bag Trainee Sig._________________________________
 return, infiltrations, review Supervisor Sig.______________________________ and evaluate

SECTION 4                         Date Started_________Date Completed__________
 vital signs and prep data,       Trainee Sig._________________________________
 setups and arm prep, arm         Supervisor Sig.______________________________
 positioning, priorities,
 review and evaluate

SECTION 5 Date Started_________Date Completed__________ venipuncture, vacutainers, new Trainee Sig._________________________________
 donor explanation, needle        Supervisor Sig.______________________________
 positioning, review and evaluate

SECTION 6 Date Started_________Date Completed__________ dealing with donors, efficiency Trainee Sig._________________________________
 and organization, advanced       Supervisor Sig.______________________________
 electives, review and evaluate

  Retraining shall occur if an HBsAg-positive donor is not processed for 30 days. Review of training shall occur every 60 days for updates and to maintain consistency. Retraining and reviews will use this same form and will be kept in the trainee's personnel file.

                                      EXHIBIT C

                                    HBsAg-Positive
                          Training Schedule for Lab Tech.

  The signatures of the trainee and supervisor indicate that the procedures of the section have been clearly explained and the trainee has been observed and evaluated in the performance of those procedures. This signifies that in those sections signed, the trainee can perform the procedures with competence and without the need for direct supervision. The trainee also understands that this is a high-risk training procedure for HBsAg-Positive donors.

SECTION 1 (window)                Date Started_________Date Completed__________
  transfer of info. from blood    Trainee Sig._________________________________
  bags to pooling bags, FDA       Supervisor Sig.______________________________
  limits, use of scale &
  conversion charts, weighing
  whole blood and recording in
  log, overdraws, balancing &
  loading centrifuge, legibility,
  correction procedures, weighing
  & converting plasma to ml. &
  logging, placing plasma in
  freezer, window priorities,
  window logs (scale log, etc.),
  review and evaluate

SECTION 2 (expressors)            Date Started_________Date Completed__________
 removing bags from centrifuge & Trainee Sig._________________________________ placing inexpressors, sterile & Supervisor Sig.______________________________ aseptic procedures, expressing plasma & collecting RIA samples, crosspools, use of sealer, priorities, review and evaluate

SECTION 3 Date Started_________Date Completed__________ RIA samples and sheets, serum Trainee Sig._________________________________
 samples & SPE-RPR sheets, HbsAg Supervisor Sig.______________________________ isolation & destruction, logs, opening and closing procedures, review and evaluate

SECTION 4                         Date Started_________Date Completed__________
 packing preparation, logs,       Trainee Sig._________________________________
 packing, FDA regulation review, Supervisor Sig.______________________________ inventory, slow time duties

SECTION 5 (optional)              Date Started_________Date Completed__________
 RVR's mailing                    Trainee Sig._________________________________
                                  Supervisor Sig.______________________________

  Retraining shall occur if an HBsAg-positive donor is not processed for 30 days. Review of training shall occur every 60 days for updates and to maintain consistency. Retraining and reviews will use this same form and will be kept in the trainee's personnel file.

                                AIDS INFORMATION SHEET
                   FOR EMPLOYEES WORKING WITH HBsAg-POSITIVE DONORS

With the growing fear of AIDS infecting the healthcare industry, our best defense is knowledge. You have just accepted a job in the plasma industry; and it is your responsibility to be informed and cautious, as it is our responsibility to provide you with a safe working environment. In order to maintain these safety standards, you will be required to follow all safety procedures as outlined in the NABI Standard Operating Procedure Manual (SOP). These procedures have been designed to comply with the most current federal regulations. Additionally, you will be required to follow all safety procedures as outlined in American Plasma's HBsAg-Positive Donor SOP.

First, let's define what AIDS is:

AIDS (Acquired Immune Deficiency Syndrome) is a blood-borne, sexually transmitted disease in which a virus (HIV-1/HIV-2) invades the body and damages the immune system rendering the victim susceptible to many other infectious agents eventually causing death. Symptoms include night sweats, unexplained weight loss of 10 pounds or more within a 2 month period, enlarged lymph nodes lasting more than one month, fatigue or shortness of breath, diarrhea, purplish or blue spots under the skin or on the mucous membranes (Kaposi's Sarcoma), fever greater than 100.5F for more than 10 days, a persistent cough, persistent white spots or unusual blemishes in the mouth and persistent diarrhea. No cure or vaccine exists for AIDS at this time.

 1. Persons who have been victims of rape during the preceding 12 months will be deferred as donors.

 2. Persons who have had contact with blood or other body fluids through a needle stick, open wound, non-intact skin or mucous membranes during the preceding 12 months will be deferred.

 3. Persons with clinical or laboratory evidence of HIV infection will be deferred.

 4. Men who have had sex with other men, even one time since 1977, will be deferred.

 5. Past or present intravenous drug users will be deferred.

 6. Persons with hemophilia or related clotting disorders who have received clotting factor concentrates will be deferred.

 7. Men and women who have engaged in sex for money or drugs since 1977 and persons who have engaged in sex with such people during the preceding 12 months will be deferred.

 8. Persons who have had or have been treated for syphilis or gonorrhea during the preceding 12 months will be deferred.

 9. Persons who have received a transfusion of whole blood or blood components within the past 12 months will be deferred.

10. Persons who have engaged in sex with any individual who is included in any one of the high risk categories 1-9 above within the preceding 12 months will be deferred.

There is an interval during early infection during which test results for HIV may be negative although an infection may be transmitted. Each donor's blood will be tested for HIV-1 and HIV-2 and if found to be positive will be deferred. Names of repeatedly reactive donors will be made part of a donor deferral registry.

AIDS has created great concern in the healthcare industry due to the fact that AIDS is transmitted through semen and blood products, and healthcare workers have a greater chance of being exposed. Being part of the plasma industry, our concern is two-fold. We have a responsibility for the safety of the PRODUCTS we collect, and also to our EMPLOYEES. The primary way we accomplish this is through extensive donor screening and testing. Accepting only healthy individuals as donors helps protect the products and you, the employee, from risk. All donors are carefully screened by a staff physician (or medical personnel) prior to being accepted for plasmapheresis. This screening procedure includes a medical questionnaire as well as a physical examination to determine whether a donor is a member of any high risk group for AIDS. Any donor who appears to be at risk for infection will not be accepted. Once accepted, a donor is screened prior to each donation to detect any change in their health status. In addition, a sample of plasma or serum is collected from the donor at each donation and tested so that any sign of infection can be detected at the earliest possible stage.

As part of your orientation, you will be required to read portions of the NABI SOP and the American Plasma HBsAg-Positive Donor SOP. There are sections which outline precautionary measures you must follow whenever there is a chance that you might be exposed to blood and body fluids. American Plasma provides all the protective equipment you will need while on the job. Lab coats are to be worn in the work areas. Gloves, gowns, goggles and masks must be worn if direct contact with blood or other body fluids is possible. Frequent handwashing during the work shift as well as prior to leaving the work area is essential.

Needles and syringes must be disposed of carefully and in the proper containers; and all infectious waste must be incinerated or autoclaved to destroy any potential pathogens. Federal and state regulations mandate proper disposal procedures for infectious waste; and we at American Plasma are conscientious in our efforts to comply with these guidelines insuring both employee and community health and safety.

We acknowledge and share the concerns of all our employees concerning the AIDS virus and hope we have provided you with some valuable information about your new workplace. We want to assure you that we will do all in our power to maintain our centers as safe working environments.

Please sign below to indicate you have read and understand the above information.

Signature:

Date:

REV. 2/93

                             HEPATITIS INFORMATION SHEET
                   FOR EMPLOYEES WORKING WITH HBsAg-POSITIVE DONORS


Hepatitis, a viral infection of the liver, has been a great concern of the healthcare industry for quite some time. It is present in various forms: A, B, C and Non-A/Non-B. However, Hepatitis B presents the greatest risk to workers in the healthcare industry. The hepatitis virus very often does not present any symptoms in an infected person. If symptoms are present, the usual ones that occur include fatigue, mild fever, muscle and joint aches, nausea, vomiting, loss of appetite, vague abdominal pain, occasional diarrhea and jaundice. Hepatitis B can be a serious disease due to its potential for life-threatening complications, including massive hepatic necrosis, cirrhosis of the liver, chronic active hepatitis and hepatocellular carcinoma. Of those affected with Hepatitis B, most (approximately 88%) recover, some become chronic carriers of the virus (approximately 10%) with the potential to spread the infection to others for an indefinite period of time, and a few die (approximately 2%).

Due to the mode of transmission of Hepatitis B, employees in the health care industry have been at a higher risk for infection. Hepatitis B is usually spread through contact with infected blood or blood products. It may also be spread through illicit injectable drug use, tattooing and ear piercing. Hepatitis B is also potentially present in other body fluids such as urine, tears, semen, vaginal secretions and breast milk. Therefore, transmission of the disease may also occur through sexual contact.

Since similarities in transmission do exist between hepatitis and AIDS, the same precautions must be taken by American Plasma and all its employees to maintain a safe working environment for all employees. Normally, all donors are subject to a very selective process including a medical questionnaire, as well as a physical examination prior to approval for the plasmapheresis program to eliminate possible carriers. In addition, a sample of plasma or serum is collected from the donor at each donation to test for Hepatitis B Surface Antigen (HBsAg) so that any sign of infection can be detected at the earliest possible stage. In the case of an HBsAg-positive donor, this test is not necessary in that the donor is known to be HBsAg-positive. Consequently, extreme caution and strict attention to precautionary procedures when working with such a donor is mandatory.

As part of your orientation, you may be required to read portions of the NABI Standard Operating Procedures as well as the American Plasma HBsAg-Positive Donor SOP. There are sections which outline precautionary measures you must follow whenever there is a chance that you might be exposed to blood or body fluids. American Plasma provides all the protective equipment you will need while on the job. Lab coats are to be worn in the work areas. Gloves must be worn as well as face protection. Frequent hand-washing during the work shift as well as prior to leaving the work area is essential.

Needles and syringes must be disposed of carefully and in the proper containers, and all infectious waste must be incinerated or autoclaved to destroy any potential pathogens prior to disposal. Federal and state regulations mandate proper disposal procedures for infectious waste; and we at American Plasma are conscientious in our efforts to comply with these guidelines to ensure both employee and community health and safety.

There are two forms of vaccine for Hepatitis B that will provide your body with the necessary elements to combat the virus in the event you are exposed. Both of these vaccines are very effective, providing greater than 90% protection against Hepatitis B for at least 7 years.

The first type of Hepatitis B vaccine is made from surface antigen of the virus which has been collected and purified from the plasma of human carriers of Hepatitis B virus, but who have no symptoms. This vaccine will not transmit any active viral components of any type. The other choice of vaccine is a synthetic antigen identical to the Hepatitis B surface antigen. Either vaccine would cause your body to produce Hepatitis B antibodies which would combat the invasion of the Hepatitis B virus.

American Plasma is committed to ensuring the safety and health of our employees to the best of our ability. Therefore, American Plasma will provide the Hepatitis B vaccine at no expense to our employees. While in some positions (ie., corporate office administrative positions), the risk of exposure to any blood products may be minimal or non-existent, there are some job positions that we have determined to be at significant risk of being exposed to blood products while performing their job duties. We strongly recommend employees working with HBsAg-positive donors to consider receiving Hepatitis B vaccine.

Please sign below to indicate you have read and understand the above information.

Signature:

Date:

                                      EXHIBIT D


                        Inadvertent Injury Protocol for Staff
                          Involved With HbsAg-Positive Donor


1. Any trained staff member working with an HBsAg-Positive Donor must wear a gown, gloves, goggles and mask during all procedures. At the completion of a donation all disposable materials must be discarded into a hazardous waste container. This waste container will then be incinerated. Be careful in disposing of materials so no injury or contamination occur.
    (See Attachment I for documenting disposal of materials.)

2. If an inadvertent injury of any kind is incurred during the donation, the manager must be notified immediately. The employee will then be evaluated by the Medical Director for any possible treatment. Employee will either be treated at the center or sent to the hospital. Workman's Compensation forms must be completed as soon as reasonably possible. The employee will be seen weekly by the Medical Director unless advised otherwise by same.

3. Immunization with Hepatitis B vaccine will be made available to any trained staff member working with an HBsAg-Positive Donor. Upon request by the employee the Medical Director will arrange for immunization to occur.

4. Documentation will be updated as the circumstances change with regard to the he condition of the employee. The updated information will be kept in the employee's personnel file.

5. Procedural training and safety training of staff members working with HBsAg-Positive Donors will occur as stated in the Safety and Training Form.

                            EMPLOYEE INCIDENT REPORT
                FOR EMPLOYEES WORKING WITH HBsAg-POSITIVE DONORS

EMPLOYEE NAME:_________________________________________________________________

Take action and complete information appropriate for type of exposure.

I. EXPOSURE TO BLOOD OR BLOOD PRODUCTS OF A DONOR WITH NEGATIVE TEST RESULTS WITHIN THE LAST 45 DAYS.

     ACTION A: If exposure is a "needle stick" clean wound. With recent negative results no further action should be necessary.

     ACTION B: If exposure is a "needle stick" dirty wound, i.e. a donor with known positive HBsAg test results, notify manager immediately. Employee is to be sent to Medical Director for exam and follow-up according to Medical Director's recommendations.

Date of last negative results:_______________ Bleed number:____________________
Exposure Date:____________ Bleed number:_____________ Test results:____________

II. EXPOSURE TO BLOOD OR BLOOD PRODUCTS OF A DONOR WITHOUT TEST RESULTS WITHIN THE LAST 45 DAYS.

     ACTION: Send donor's back-up sample to a local lab NOW and have it tested for core and surface antigen for Hepatitis B. If negative, take no further action. If possible, send employee for H-Big A.S.A.P.

Exposure Date:_____________ Bleed Number:________________
Test result for core antigen:________________ Surface antigen:_________________
If possible:   Date employee was treated:___________________ .

III. EXPOSURE TO BLOOD OR BLOOD PRODUCTS OF AN UNKNOWN DONOR

ACTION:   Send employee for a Gamma Globulin shot immediately.
          Send employee to see Medical Director or P.A. for evaluation and follow-up according to Medical Director's recommendations.

I have received treatment as indicated above.

Employee sig.
             ------------------------------------

Date:                    Director's sig.
     ------------------                 ---------------------------------------


I have refused treatment as indicated above.

Employee sig.                                          Date:
             ---------------------------------------        -------------------

Director's sig.
               -------------------------------------------

                        PRECAUTIONS TO LIMIT EXPOSURE TO
                            BLOOD AND BLOOD PRODUCTS


In our business, we work with a healthy pool of donors who are regularly screened for Hepatitis B and HIV. Donors with reactive test results are suspended from continued donations. As a result, the pool of donors is probably more free of these diseases than an equivalent pool of the general population. Nonetheless, ANY exposure to blood products is potentially infectious and is to be avoided. The following is a list of steps you can take to reduce the chances of an exposure.

1. WASH HANDS FREQUENTLY. Immediately after contact with blood or blood products and prior to eating or using restrooms. Avoid rubbing eyes until hands are washed. Never put your pen in your mouth.

2. KEEP YOUR LAB COAT CLEAN. Blood from tools or spray can result in an exposure from your lab coat. Remove it and then wash your hands prior to eating. Don't put gum, cigarettes, etc. in a pocket you've used for tools.

3.   AVOID OPEN TOED SHOES.  If you do wear them, you must wear socks.

4. USE OF GLOVES IS MANDATORY IN ANY CIRCUMSTANCE IN WHICH CONTACT WITH BLOOD OR BLOOD PRODUCTS IS POSSIBLE. This includes drawing hct. samples, reading hct.s and total proteins, urinalysis, expressing, phlebotomy and cleaning up blood or plasma spills. Gloves are available at anytime should you desire to wear them.

5. USE CORRECT PROCEDURE TO DISPOSE OF BIOHAZARDOUS MATERIAL. Take care with needles, following good technique eliminates "sticks". Put all waste materials in biohazard bags so that they can be incinerated properly (See Attachment I for disposal documentation).

6. REPORT ANY EXPOSURE TO THE CENTER DIRECTOR IMMEDIATELY; MUCOSAL, SPLASH OR PUNCTURE. If possible, report the name and bleed number of the donor whose blood or plasma you were exposed to.

7. HIV AND HEPATITIS B TESTING ARE AVAILABLE. Should you desire to be tested yourself, all you have to do is donate. Results will be handled with the same degree of confidentiality as any donor.

SIGN BELOW TO INDICATE THAT YOU HAVE READ AND UNDERSTAND THESE PRECAUTIONS.

SIGNATURE;

DATE:

                                      EXHIBIT E

Cleaning Protocol for Employees Working with HBsAg-Positive Donors

NOTE: ALWAYS WEAR GLOVES, MASK AND DISPOSABLE GOWN WHEN CLEANING ANY MATERIALS USED ON AN HBsAg-POSITIVE DONOR.

1.  Disposable Materials

         All disposable materials used in processing or plasmapheresing an HBsAg-Positive Donor must be disposed of in a biohazardous container. This container must then be incinerated (See Attachment 1 for disposal documentation).

         Disposable materials will include but are not limited to: empliary tubes, gloves, gowns, masks, arm prep materials, tape and soft goods.

         Hands must be washed thoroughly with a germicidal soap after disposing of gown, gloves and mask in a biohazardous container. Do not touch anything prior to washing your hands.

2.  Non-disposable Materials

         All non-disposable materials used on an HBsAg-Positive Donor which can be autoclaved will first be cleaned with a 1:10 bleach/water sodium hypochlorite solution and then be autoclaved. (1:10 sodium hypochlorite solution #1 household clorox bleach/10 water - ask manager for it).

         Any non-disposable materials used on an HBsAg-Positive Donor which cannot be autoclaved will be cleaned with a 1:100 sodium hypochlorite solution. Non-disposable materials will include but are not limited to: microhematocrit centrifuge, refractometer, auxiliary scale, donor weight scale, donor chair, plasma centrifuge, ecoles, plasma centrifuge cups and expressors.

         a.   Oral mercury thermometers     Place in 1:100 BLEACH/WATER
                                            SOLUTION between each use,
                                            (Disinfects in event sheath was not
                                            intact.)
         b.   Refractometers                Use DISTILLED WATER ONLY to cleanse
                                            between each sample reading.

         c.   Work counters                 Use GERMICIDE to clean counters of
                                            any dirt or debris.  Disinfect with
                                            1:00 BLEACH/WATER SOLUTION.  Clean
                                            throughout day as needed, and
                                            disinfect all surfaces at end of
                                            day.

         d.   IVAC Instrument, BP cuffs,    Use GERMICIDE to clean equipment of
              hematocrit centrifuge,        any dirt or debris.  Disinfect with
              capillary tube reader,        1:10 BLEACH/WATER solution.
              black light, shelves.

         e.   Bleach/Water Solutions        Pour remaining solution down drain,
              (1:100 and 1:10)              mix new solution and place label on
                                            each bottle or container indicating
                                            1:100 or 1:10 and 7-day change due
                                            date.

         f.   Donor beds                    Use GERMICIDE to clean any dirt or
                                            debris.  Disinfect arm rests or any
                                            other area of bed that becomes
                                            blood-contaminated with 1:100
                                            BLEACH/WATER solution.  Clean
                                            throughout day as needed and all
                                            surfaces at end of day.

         g.   Work counters, supply         Use germicide to clean any dirt or
              carts or stands               debris.  Disinfect with 1:10
                                            BLEACH/WATER SOLUTION.

         h.   Scales, IV poles, shelves,    Use GERMICIDE to clean equipment
              hemostats                     of any dirt or debris.  Disinfect
                                            with 1:10 BLEACH/WATER solution.

         i.   Hematron & hematron shield,   Use GERMICIDE to clean any dirt or
              extractors, inside of         debris.  Use HYDROGEN PEROXIDE to
              refrigerated centrifuge &     foam-out any blood or plasma
              serofuge, bottle racks,       residue.  Disinfect with 1:10
              sample boards, work           BLEACH/WATER solution.
              counters, hemostats scissors


3. Blood spills or plasma spills will be cleaned up with a 1:10 sodium hypochlorite solution on a disposable absorbent material such as a Kim-Wipe while wearing protective gown, gloves and mask. These items will be disposed of in a biohazardous container and ultimately incinerated. (See Attachment 1 for disposal documentation).

         For additional cleaning information RE: #1,2,3 above see [ILLEGIBLE]:
         SOP N-106, pages 2 -13.

4. Each disposal procedure in #1, 2 and 3 above must be documented in the disposal log book after each donation, specific for each donor. (See Attachment 1 for disposal documentation.) Below is the procedure for completing the disposal log:

         a. The center name and address must be completed on the service company disposal log.

         b. A blood number specific for each donor must be attached to the disposal log for any donor for which materials are going to be incinerated. The corresponding donor number specific for each blood number must be entered in the destruction log next to the blood number.

         c. Under "COMPONENT" on the destruction log, all materials to be incinerated are to be entered.

         d. Under "REASON" on the destruction log, the reason for destroying the material must be entered (be specific).

         e. Enter the date the components were packaged in a biohazardous container and the individual who packaged the materials should initial and date the disposal log under the area labeled "PACKAGED FOR DISPOSAL".

         f. When the packaged materials are ready for pick-up by the disposal company, the center manager should review and check all procedures and when satisfied everything is satisfactory he/she should initial the disposal log.

         g. When the packaged materials are picked up by the disposal company, the driver should date and initial the disposal log.

         h. A receipt validating the destruction date is returned center by the incineration service company.

                             SERVICE COMPANY DISPOSAL LOG


                              [ILLEGIBLE]_______________

INSTRUCTIONS: All blood and blood components rejected as unsuitable for distribution that are disposed of through an incineration service will be documented in this record. Management will initial to verify item was packaged for disposal. The date of pick-up will be documented on line entry of last item being picked-up. A receipt validating destruction must be returned to center by incineration service company.


---------------------------------------------------------------------------------------------------------------------------------
                                                                           PACKAGED FOR DISPOSAL             SERVICE PICKUP
                                                                    -------------------------------------------------------------
    BLOOD NO.       DONOR NO.      COMPONENT         REASON             DATE     TECH INT    MGHT INT      DATE      NOTED BY
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                          V.  MATERIALS PRECAUTIONS

     Fingerstick for testing of donor suitability will be performed in the prep area. All disposable materials contacting HBsAg-reactive blood, plasma, saliva and venipuncture area will be placed in biohazard bags and autoclaved prior to final disposition, with the exception of the final container. Non-disposable equipment used such as the refractometer, expressors and centrifuge cups will be disinfected with 10% sodium hypochloride and thoroughly cleaned. Absorbent paper will be placed under the donor's forearm while donating and the chair will be cleaned with disinfectant following the donation. Blood bags will be placed in protective plastic bags during centrifugation. Testing samples will be clearly labeled as reactive for hepatitis. Blood contamination or spillage will be disinfected with 10% sodium hypochloride solution for 20 minutes. Final disposition of all materials will be incinerated.

     Samples from an HBsAg-positive donor will be labeled with a biohazard sticker attached to each segment. Each segment will also be labeled with a control number and a sticker stating that "This sample is known to be reactive for Hepatitis B surface antigen".


                            VI.  TESTING FACILITY

     Abbott Laboratories has agreed to be the test facility for testing blood or plasma samples for HBsAg-positive donors. Other FDA acceptable laboratory facilities could be used in the future. A letter of agreement will be obtained at that time and submitted to the FDA (See Exhibit F).

     Additional testing will be done at the laboratory approved under the present regular location license and/or at local laboratories, meeting requirements and specifications of CFR640.71. An agreement to do testing with any lab will be kept on file at the location and submitted to the FDA when necessary.

                                      EXHIBIT F



[LETTERHEAD]



    October 28, 1991



    James B. Riter, Treasurer
    American Plasma Management, Inc.
    4764 South 9th East
    Salt Lake City, UT 84117


    Dear Mr. Riter:

    Mr. David Lester has asked me to respond to your letter of Aug. 19, 1991, regarding testing of plasma samples for hepatitis B surface antigen.

    Please be advised that Abbott Laboratories holds both product and establishment licenses from the Center for Biologics Evaluation and Research, FDA, license number 43. Testing is conducted using FDA licensed kits, in Abbott quality control facilities.

    Samples are tested as part of the manufacturing process for IN VITRO assay kits. The test protocols are incorporated into the Product License Application for the kit, and are thus approved by the FDA when the product license is issued.

    Testing facilities are inspected by the FDA on an average of three times per year; these inspections are allowed under drug and device regulations and per the Federal Food, Drug and Cosmetic Act.

    Please contact me directly if you have further questions.

    Sincerely,

    ABBOTT LABORATORIES

    /s/ Marijane Sidote
    Marijane Sidote
    Director, ADD Regulatory Affairs
    Responsible Head

                                VII.  PRODUCT LABELING


    All HBsAg-positive plasma will be drawn for non-injectable and diagnostic purposes only.


                                    SOURCE PLASMA

                                       CAUTION:
                FOR USE IN MANUFACTURING NON-INJECTABLE PRODUCTS ONLY

              Collected from a donor             AMERICAN PLASMA
              known to be Reactive for            RENO, INC.
              HBsAg.  This plasma pre-           4764 South 900 East
              sumed to be INFEC-                 Salt Lake City, UT 84117
              TIOUS for HEPATITIS

              1000 ml. Container                 License #839

                        Ship at Temperatures - 5 c or Colder.
                              Store at - 20 c or Colder.

              -----------------------------------------------------
                   Prepared from whole blood collected in 4% Sodium Citrate solution anticoagulant.

                        _____ 100 ml.       _____ 120 ml.

                   PLASMA COLLECTED FROM:
                   A KNOWN HBsAg REACTIVE DONOR

                   ________________________________   bleed number

                   volume _______________________________      mls.

                   ______________________________  expiration date
              -----------------------------------------------------
                   Negative by a test for antibody to HIV and HCV. Negative by an FDA licensed test for anti-HBC.

                                VII.  PRODUCT LABELING


    All HBsAg-positive plasma will be drawn for non-injectable and diagnostic purposes only.


                                    SOURCE PLASMA

                                       CAUTION:
                FOR USE IN MANUFACTURING NON-INJECTABLE PRODUCTS ONLY

              Collected from a donor                AMERICAN PLASMA
              known to be Reactive for              MANAGEMENT, INC.
              HBsAg.  This plasma pre-             4764 South 900 East
              sumed to be INFEC-                 Salt Lake City, UT 84117
              TIOUS for HEPATITIS

              1000 ml. Container                 License #732

                        Ship at Temperatures - 5 c or Colder.
                              Store at - 20 c or Colder.

              ----------------------------------------------------
                   Prepared from whole blood collected in 4% Sodium Citrate Solution anticoagulant.

                        _____ 100 ml.       _____ 120 ml.

                   PLASMA COLLECTED FROM:
                   A KNOWN HBsAg REACTIVE DONOR

                   _________________________________     bleed number

                   volume __________________________________     mls.

                   __________________________________ expiration date
              ----------------------------------------------------
                   Negative by a test for antibody to HIV and HCV. Negative by an FDA licensed test for anti-HBC.

                                   BIOHAZARD LABEL

                                       [LOGO]

                                VIII.  STORAGE

     HBsAg-reactive plasma will be stored as indicated by CFR 640.69.


                                IX.  SHIPPING

     Each bottle will be wrapped in absorbent packing material. Each wrapped bottle will be placed in a plastic bag and then into the well of a biohazard styrofoam shipping container, total volume per container not to exceed 4000 ml. The styrofoam box will be sealed top to bottom with tape, placed in a corrugated box, and the corrugated box sealed securely. A biohazard label will be applied to the outside of the corrugated box. Documentation of bleed numbers, date of donation and quantity of each unit will be included with each shipment.

     Plasma bottles and samples will be shipped in accordance with 21 CFR 600.15, 606.40 (a) (7), 606.100 and 606.165.

     American Plasma will follow all criteria necessary for shipping HBsAg-positive units as directed by the United States Postal Service, Department of Health and Human Services, Center for Disease Control and the Department of Transportation.


                                  X.  RECORDS

     Logs will be maintained to assist in the inspection of the following areas: autoclave sterilization, storage temperature, whole blood log and pre-issuance visual inspection. In addition, all records normally maintained for non-HBsAg-reactive plasma procurement will be maintained for HBsAg-reactive plasma, if applicable (i.e. the scale calibration log, etc).

                             XI.  INFORMED CONSENT

     See Exhibit B Page #4


                      XII.  STANDARD OPERATING PROCEDURES

     The standard operating procedure presently in use at each facility will be followed in its entirety with the exception of those modifications listed herein.

     Additionally, the laboratory testing requirements shall include those stated in 21 CFR 640.63 plus:

     a. serum protein electrophoresis initially and every two months; continued donation with abnormal results requires the written approval of the donor's personal physician or the center's Medical Director.

     b. for HBsAg-reactive or anti-HB core positive donors, ALT measurements initially and every month. If ALT levels exceed two times the upper limit of normal values, the donor must be deferred until acceptable levels occur and a physician reinstates the donor.

     c. except for known anti-HIV-1 and HIV-2 positive donors in special programs, anti-HIV-1 and HIV-2 testing is performed in accordance with 21 CFR 610.45.


                         XIII.  DONOR PROCESSING FORM

     See Exhibit G - Form FN-404.

     Any donor who has taken Accutane will be deferred for six months following the last dose taken.

     Any donor who has taken Tegison will be deferred for three years following the last dose taken.

CENTER
       ------------------------------------------
DONOR NAME:

LAST                    FIRST             MI
    -------------------      ------------   -----

DONOR NO.              BLOOD GROUP
         -------------            ---------------

PROGRAM
       ------------------------------------------

-------------------------------------------------
             AFFIX BLEED LABEL HERE


-------------------------------------------------
INSTRUMENT  #          | -         DONOR INITIALS
                       |
-------------------------------------------------
             AFFIX BLEED LABEL HERE


-------------------------------------------------
INSTRUMENT  #          | -         DONOR INITIALS
                       |
-------------------------------------------------
             AFFIX BLEED LABEL HERE


-------------------------------------------------
INSTRUMENT  #          | -         DONOR INITIALS
                       |
-------------------------------------------------
             AFFIX BLEED LABEL HERE


-------------------------------------------------
INSTRUMENT  #          | -         DONOR INITIALS
                       |
-------------------------------------------------
             AFFIX BLEED LABEL HERE


-------------------------------------------------
INSTRUMENT  #          | -         DONOR INITIALS
                       |
-------------------------------------------------
             AFFIX BLEED LABEL HERE


-------------------------------------------------
INSTRUMENT  #          | -         DONOR INITIALS
                       |
-------------------------------------------------
             AFFIX BLEED LABEL HERE


-------------------------------------------------
INSTRUMENT  #          | -         DONOR INITIALS
                       |

----------------------------------------------------------------------------------------------------------------------------------
DATE       DAY OF WEEK   (M,T,W,Th,F,S,Su)
----------------------------------------------------------------------------------------------------------------------------------
  DONOR WEIGHT   |  INITIALS
----------------------------------------------------------------------------------------------------------------------------------
         MEDICAL HISTORY QUESTIONS                      [ILLEGIBLE]
----------------------------------------------------------------------------------------------------------------------------------
                                                 |YES|NO|    |YES|NO|    |YES|NO|    |YES|NO|    |YES|NO|    |YES|NO|    |YES|NO|
                                                 --------    --------    --------    --------    --------    --------    --------
Q.1  Any [ILLEGIBLE]               ?             |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.2  From [ILLEGIBLE]              ?             |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|



----------------------------------------------------------------------------------------------------------------------------------
Q.3  Weight loss of 10 lbs. or more during
     past 9 months?                              |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------

Q.1   [ILLEGIBLE]                  ?             |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.2   [ILLEGIBLE]                  ?             |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.3   [ILLEGIBLE]                  ?
                                                 |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.4  Blood or heart [ILLEGIBLE]    ?             |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.5  [ILLEGIBLE]                  ?              |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.6  [ILLEGIBLE]                  ?              |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.7  [ILLEGIBLE]                  ?              |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.8  Using any drugs, or under the influence     |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|
     of drugs or alcohol now?

----------------------------------------------------------------------------------------------------------------------------------
Q.9  [ILLEGIBLE]                  ?              |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.10 Lost red blood cells or donated whole       |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|
     blood in the past 8 weeks?

----------------------------------------------------------------------------------------------------------------------------------
Q.11 [ILLEGIBLE]                  ?              |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|    |___|__|


----------------------------------------------------------------------------------------------------------------------------------
Q.12 [ILLEGIBLE]                  ?              |   |* |    |   |* |    |   |* |    |   |* |    |   |* |    |   |* |    |   | * |
                                                  --- --      --- --      --- --      --- --      --- --      --- --      --- --
----------------------------------------------------------------------------------------------------------------------------------
APPROX. DATE OF LAST BLOOD OR PLASMA
DONATION AT ANOTHER CENTER?  (Enter [ILLEGIBLE])

                                    INITIALS OF
                                    INTERVIEWER
----------------------------------------------------------------------------------------------------------------------------------
          VITAL SIGNS
----------------------------------------------------------------------------------------------------------------------------------
BLOOD PRESSURE   (Units:[ILLEGIBLE])     |BY|          |  |        |  |        |  |        |  |        |  |        |  |        |  |
----------------------------------------------------------------------------------------------------------------------------------
PULSE            (Units:[ILLEGIBLE])     |BY|          |  |        |  |        |  |        |  |        |  |        |  |        |  |
----------------------------------------------------------------------------------------------------------------------------------
TEMPERATURE      (Units:[ILLEGIBLE])     |BY|          |  |        |  |        |  |        |  |        |  |        |  |        |  |
----------------------------------------------------------------------------------------------------------------------------------
HEMATOCRIT       (Units:[ILLEGIBLE])     |BY|          |  |        |  |        |  |        |  |        |  |        |  |        |  |
----------------------------------------------------------------------------------------------------------------------------------
PLASMA PROTEIN   (Units:[ILLEGIBLE])     |BY|          |  |        |  |        |  |        |  |        |  |        |  |        |  |
----------------------------------------------------------------------------------------------------------------------------------
DONATION AUTHORIZED BY          |  DONOR FEE         |    |     |     |     |     |     |     |     |     |     |     |        |  |
----------------------------------------------------------------------------------------------------------------------------------
PHLEBOTOMY BY                   |  ARM USED (Circle) |    |L / R|           |L / R|           |L / R|          |L / R|      |L / R|
----------------------------------------------------------------------------------------------------------------------------------
MONOGRAM                        |  TECH INITIALS     |       |     |     |     |     |     |     |     |     |     |     |        |
----------------------------------------------------------------------------------------------------------------------------------
DC BY                           |  4 MONTH SAMPLE    |
                                |  COLLECTED BY      |       |     |     |     |     |     |     |     |     |     |     |        |
----------------------------------------------------------------------------------------------------------------------------------
POST DONATION CHART OC CHECK                         |             |           |           |           |           |              |
----------------------------------------------------------------------------------------------------------------------------------

REMARKS:

REMARKS:

REMARKS:

REMARKS:

REMARKS:

REMARKS:

REMARKS:

As part of the interrogation of an HBsAg-positive donor, the following form will be used as an addendum to Form FN-404 (see attached) which replaces Form F149-103.


              -------------------------------------------------

                   Are you taking or have you ever taken
                   human pituitary-derived growth hormone?
                   Yes___No___Init. of Question___Date____
                   (If so, donor must be permanently
                   deferred.)

              -------------------------------------------------

To Whom It May Concern:

I have agreed to act as personal physician for _____________________ with regard for plasmapheresis as he does not have his own physician.

In addition to monthly physical exams to determine suitability for continued donations, reviewing lab results and recertification, I will also determine the collection volume and frequency of donation.

Sincerely,



Kent Hebdon, M.D.




I understand that Dr. Hebdon is acting as my personal physician ONLY as it pertains to plasmapheresis. I will keep him informed of visits to other physicians that should become necessary due to any non-related incidents.

Donor Signature:



Date:

I have reviewed and understand the information provided to me regarding the spread of the AIDS virus by donated blood or plasma; and if I consider myself to be a person at risk for spreading the virus known to cause AIDS, I agree not to donate blood or plasma for transfusion to another person or for further manufacture.



DONOR'S SIGNATURE_________________________________ DATE________________

                      HBsAg-POSITIVE DONOR PROCESSING CHECK LIST


----------------------------------------------------------------------------------------------------------------------------
                   A.       B.       C.       D.       E.       F.       G.       H.       I.     J.         K.       L.
                                                     Floor/
                                   Recep    Recep    Recep    Floor    Floor                    Destroy/   Dest
                                   Area     Area     Area     Area     Area     Label    Label  Decon      Log      Mgmt
Date   Bleed #   Gear    Isolate   Waste    Decon    Spill    Waste    Decon    Samples  Unit   Gear       Entry    review
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


Description of tasks A through L:
A. Gear: Protective gear worn (i.e. disposable gown, face mask, goggles, gloves).
B.    Isolate:  Isolated customer in time and/or space.
C. Recep Area Waste: Packaged capillary tube, cottonballs, thermometer sheath and lancet for destruction.
D. Recep Area Decon: Surfaces wiped down and decontaminated with 1:10 bleach & water, centrifuge & refractometer with 1:100 bleach & water.
E. Floor/Recep Area Spill: Immediately wiped up spill and decontaminated affected surface or area with 1:10 bleach and water. "N/A" if no spill occurred.
F. Floor Area Waste: Packaged prep material, used softgoods and tape for destruction.
G. Floor Area Decon: Surfaces wiped down and decontaminated with 1:10 bleach & water. Auto-C machine cleaned and decontaminated per manufacturer's instructions.
H.    Label Samples:  Samples labeled with bleed number and biohazard stickers.
I.    Label Unit:  Unit labeled with bleed number and biohazard stickers.
J. Destroy/Decon Gear: Protective gown, facemask, gloves packaged for destruction. Hemostats and strippers disinfected with 1:10 bleach & water.
K. Dest Log Entry: Notation made in destruction log that all used disposable items have been packaged for destruction.
L.    Mgmt Review:  Procedures reviewed and confirmed by facility management.

                                     Schedule 6.1

                                  Excluded Employees

Mr. Daniel Idema